["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

                                                                   EXHIBIT 10.13

                          SUPPLY, MANUFACTURING, AND
                     DISTRIBUTION COLLABORATION AGREEMENT


     This SUPPLY, MANUFACTURING AND DISTRIBUTION COLLABORATION AGREEMENT (the "Agreement") is entered into this 15th day of December, 1997, (the "Effective Date" ) by and between V.I. TECHNOLOGIES, INC., a Delaware corporation, with its headquarters at 155 Duryea Road, Melville, New York 11747 ("VITEX") and the AMERICAN NATIONAL RED CROSS, a corporation formed under the laws of the United States, with its headquarters at 8111 Gatehouse Road, Falls Church, Virginia 22042 (the "ANRC").

                                  WITNESSETH:
                                  -----------

     WHEREAS, VITEX is the owner/and or licensee of certain Proprietary Rights (as hereinafter defined) with respect to the Product (as hereinafter defined), and

     WHEREAS, the ANRC has certain expertise in the promotion, distribution, marketing and sale of products similar to the Product; and

     WHEREAS, VITEX has certain expertise in the processing and manufacturing of products similar to the Product; and

     WHEREAS, the parties have entered into a Collaboration Agreement dated February 22, 1991 between VITEX and the ANRC as First Amended and Restated in an agreement dated July 22, 1996 (collectively the "First Collaboration Agreement"); and

     WHEREAS, as a result of the First Collaboration Agreement, each of the parties has invested significant funds and other resources toward development of the Product; and

     WHEREAS, the mission of the ANRC is to fulfill the needs of the American people for the safest, most reliable and most cost-effective blood, plasma and tissue services through voluntary donations; and

     WHEREAS, the ANRC desires to enter into this Agreement so as to materially enhance the safety of the Input (as hereinafter defined) to aid and assist in advancing the health and well being of as many people as possible and thereby furthering the charitable mission of the ANRC; and

     WHEREAS, VITEX does not have and does not desire to establish a distribution system for the Product; and

     WHEREAS, the ANRC's distribution system is well-suited for professional distribution of the Product; and

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

     WHEREAS, in furtherance of the First Collaboration Agreement and the parties' desire to extend their collaboration, VITEX desires that the ANRC shall be solely responsible for the promotion, marketing, sale and distribution of the Product in the Territory (as hereinafter defined) and the ANRC is prepared to accept such responsibility, all in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the First Collaboration Agreement is amended and restated contemporaneously with this Agreement (the "Amended First Collaboration Agreement"); and

     WHEREAS, the parties desire to set forth such further understandings and agreements as set forth herein.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, VITEX and the ANRC hereby agree as follows:

                                  SECTION 1.
                                  ---------

                                  DEFINITIONS

     When used in this Agreement, the terms set forth in this Section shall have the following meanings:

     1.1. "Affiliate" shall mean, with respect to each Party, any entity directly or indirectly controlled by, controlling, or under common control with such Party. For purposes of this definition, the meaning of word "control" (including the terms "controlled by" and "under common control with") as used with respect to any entity, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through ownership or vesting securities, contracts or otherwise. A Person shall be deemed to control another Person if such Person owns fifty percent (50%) or more of the voting securities of such other Person.

     1.2.  "Annual Report" shall have the meaning set forth in Schedule 5.8.

     1.3.  "Base Price" shall have the meaning set forth in Section 5.1(a).

     1.4.  "Base Sale Price" shall have the meaning set forth in Section 5.1
(a).

     1.5. "Competitive Product" shall mean human blood plasma intended for transfusion which has been demonstrated ***************************************
********************************************************************************
********************** as compared to the Product, and has received final FDA approval for the same indications for which the Product is then currently used.

     1.6.  "Confidential Information" shall have the meaning set forth in
Section 9.4

     1.7. "CPI" shall mean the Consumer Price Index (U.S. City Average) which became effective in January 1978 as compiled by the Bureau of Labor Statistics, United States Department of Labor.

     1.8.   "Distribution Rights" shall have the meaning set forth in Section
2.1.

     1.9. "FDA" shall mean the United States Food and Drug Administration or any successor agency or body.

     1.10. "GAAP" shall mean generally accepted accounting principles in the United States consistently applied.

     1.11. "Governmental Authorities" shall mean any office, department or agency of the government of the Territory having jurisdiction over any aspect of the manufacture, sale or distribution of the Product.

     1.12.  "Informational Materials" shall have the meaning set forth in
Section 3.4.

     1.13. "Initial Purchase Order" shall have the meaning set forth in Section 2.2.

     1.14. "Input" shall mean human blood plasma provided to VITEX by the ANRC pursuant to the terms of this Agreement which plasma meets the specifications set forth in Schedule 1.14 hereto.

     1.15. "Know-How" shall mean all proprietary technical information, including processes, formulae, designs and data, owned or possessed in whole or part by VITEX relating to the manufacture or use of the Product. Know-How existing as of the Effective Date is specified in Schedule 1.15.

     1.16.  "Marketing Expenses" shall have the meaning set forth in Section 3.3
 .

     1.17.  "Marketing Materials" shall have the meaning set forth in Section
3.3 .

     1.18.  "Marketing Committee" shall have the meaning set forth in Section
4.6.

     1.19.  "Minimum Purchase Requirements" shall have the meaning set forth in
Section  3.6.

     1.20. "NYBC" shall mean the New York Blood.Center, Inc., a New York not-for-profit corporation, with its headquarters at 310 East 6.7th Street, New York, New York 10021.

     1.21. "Party" or "Parties" shall mean VITEX or the ANRC or both, as the case may be.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

     1.22. "Patent Rights" shall mean all patents and patent applications owned and/or licensed by VITEX relating to the manufacture, use or sale of the Product. Patent Rights existing as of the Effective Date are listed in Schedule 1.22.

     1.23.  "Period One" shall mean the *************************** which will commence when the FDA releases the first lot of the Product for delivery to the ANRC.

     1.24.  "Period Two" shall mean the ****************************** period immediately following the conclusion of Period One.

     1.25. "Person" shall mean an individual, corporation, partnership, limited liability company or any other entity, or any government or agency or political subdivision of a government.

     1.26. "PLA" shall mean a Product License Application submitted for approval by the FDA. "S/D Plasma PLA" shall mean the PLA for solvent/detergent-treated human blood plasma for transfusion submitted by the NYBC for filing with the FDA on February 28, 1993, as revised on July 1, 1994. Pursuant to the Amended and Restated Asset Transfer Agreement between NYBC and VITEX, dated February 7, 1995, the S/D Plasma PLA was transferred from NYBC to VITEX.

     1.27. "Product" shall mean the product referenced in the S/D Plasma PLA, which product is a human blood plasma, pooled and treated to inactivate virus and intended for transfusion as such or following minor changes in composition. Purified plasma derivatives, such as coagulation factor concentrates, fibrinogen, immunoglobulin, prepared from Virus-inactivated plasma are not covered by this Agreement. The Product is also known under the names VIPLAS/SD, Plas Plus or S/D Plasma and conforms to the specifications set forth in Schedule
1.27. The Product is manufactured by processing Input using VITEX'S Proprietary Rights.

     1.28. "Proprietary Rights" shall collectively mean Patent Rights and Know-How.

     1.29. "Purchase Order" shall mean a form of irrevocable take or pay purchase order for the Product from the ANRC to VITEX in the form of Schedule
1.29 hereto.

     1.30.  "Quarterly Report" shall have the meaning set forth in Section 5.8.

     1.31. "Registration(s)" shall mean any consent, approval or authorization of filing or registration with, notification to or other action with respect to Governmental Authorities in the Territory required to be completed in order to market and commercially distribute each Product.

     1.32. "SOPs" shall mean VITEX's standard operating procedures for inspection of the Input hereunder, as approved by the ANRC and as the same may be amended from time-to-time by VITEX with the approval of the ANRC, which approval will not be unreasonably withheld.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

     1.33. "Subsequent Generation Product(s)" shall mean a new form of virus-inactivated human blood plasma, pooled and treated-to inactivate virus and other viruses and intended for transfusion which is the subject of a new PLA or a supplement or amendment of the S/D Plasma PLA, such new PLA, supplement or amendment covering a product with substantially altered quality or character, not simply a therapeutic indication or use of an approved product. Examples of such Subsequent Generation Product include virus-inactivated human blood plasma product intended for transfusion, the processing of which includes two virus inactivation methods, or which is further processed to remove blood type-specific antibodies.

     1.34. "Subsequent Period(s)" shall mean every twelve (12) consecutive month period following Period Two during the Term which commences on the anniversary of the commencement of Period Two.

     1.35.  "Term" shall have the meaning set forth in Section 7.1.

     1.36. "Territory" shall mean the states of the United States of America, the District of Columbia, Canada and Mexico.

     1.37. "Unit" shall mean two hundred (200) milliliters of frozen liquid Product, prepared within VITEX' s manufacturing specifications and intended for use in patients.


                                  SECTION 2.
                                  ---------

                         GRANT OF DISTRIBUTION RIGHTS

     2.1.   Grant of Distribution Rights.  Subject to the terms and conditions
            ----------------------------
set forth herein, VITEX hereby grants to the ANRC an exclusive, non-transferable right to promote, distribute, market and sell, but not process or manufacture the Product for commercial use in the Territory (the "Distribution Rights").
The Product shall be processed or manufactured by, or on behalf of, VITEX.
VITEX agrees that it will not grant Distribution Rights to the Product in the Territory to any third party during the Term of this Agreement, except as provided herein.

     2.2.   Initial Order.  In consideration of VITEX's grant of the
            -------------
Distribution Rights to the ANRC, the ANRC agrees to purchase from VITEX and has placed with VITEX, on or prior to the Effective Date hereof, a Purchase Order equal to ************************************** Units of the Product during
Period One for the purchase price provided for in this Agreement (the reinitial Purchase Order"). The ANRC hereby agrees to provide VITEX sufficient Input on a timely basis in order to permit VITEX to meet its production schedule for fulfilling the Initial Purchase Order and all future Purchase Orders during Period Two and any Subsequent Periods. The production schedule for Period One is attached hereto as Schedule 2.2. The production schedules for Period Two and Subsequent Periods will be provided by VITEX or the ANRC within sixty (60) days after receipt by VITEX of the Purchase Order related to such period. All Input provided to VITEX pursuant to this Agreement will meet the specifications set forth in Schedule 1.14.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

     2.3.  Additional Takedowns.  While the ANRC will not be obligated to
           --------------------
purchase more than ************************************** Units during Period
One, if VITEX can process more than ************************************** Units during Period One, it is the present intention of the ANRC to purchase all of this excess production, and it will provide the Input for this purpose if available.

     2.4.  Subsequent Takedowns.  In order for the ANRC to maintain the
           --------------------
Distribution Rights hereunder, (i) the ANRC will be required to purchase pursuant to Purchase Orders delivered to VITEX ************** prior to the commencement of Period Two with respect to Period Two and ************** prior to the commencement of any Subsequent Period with respect to that Subsequent Period a minimum of ************************************ Units of the Product
during Period Two and for every Subsequent Period during the Term, and (ii) the ANRC must supply Input to VITEX in accordance with the terms of this Agreement.

     2.5.  Obligation to Make Payments.  Once a Purchase Order is delivered to
           ---------------------------
and accepted by VITEX in accordance with the terms hereof, the ANRC will be required to pay VITEX the amounts payable under the Purchase Order even if the ANRC fails to deliver, or delivers insufficient, Input or the ANRC fails to accept delivery of the Product when available. In circumstances where VITEX is unable to produce the Product as a result of a breach of this Agreement by the ANRC, the ANRC will be required to pay VITEX the amounts as provided for in
Section 5.1 (a) and Section 5 .4, except for the royalty set forth in Section
5.1 (a) when the Product would otherwise be available to the ANRC if adequate Input has been delivered by the ANRC on a timely basis as provided in this Agreement. In circumstances where VITEX is unable to deliver the Product as a result of a breach of this Agreement by VITEX, the ANRC will not be required to pay the amounts as provided in Section 5.1 and Section 5.4.

                                  SECTION 3.
                                  ---------

                              OBLIGATIONS OF ANRC


     3.1.  Agreement to Purchase/Exclusivity.  In exercising the Distribution
           ---------------------------------
Rights, the ANRC agrees that it shall purchase all of its requirements for the Product from VITEX. Except as provided in this Section 3.1, the ANRC shall not at any time during the Term, directly or indirectly through an Affiliate or any other party, promote, distribute, market, sell or otherwise deliver the Product or any similar or other product for use within the Territory, or provide Input to produce such other product for use within the Territory, unless such product has been processed and manufactured by, or on behalf of, VITEX. Notwithstanding the foregoing, the ANRC may promote, distribute, market, sell or otherwise deliver a Competitive Product. The ANRC will promptly notify VITEX if the ANRC has determined to promote, distribute, market sell or otherwise deliver a Competitive Product.

     3.2.  Sales Activities.  The ANRC shall conduct sales activities pursuant
           ----------------
to the Distribution Rights by purchasing the Product from VITEX for resale to and use by its customers

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

in the Territory. The ANRC shall conduct all sales activities hereunder in a manner consistent with the highest standards of fair trade, fair competition and business ethics and shall cause all of its Affiliates, agents and employees to do the same. The ANRC agrees to conduct all of its activities under this Agreement in accordance with applicable laws, rules and regulations.

     3.3.  Marketing Strategies.  In exercising the Distribution Rights, the
           --------------------
ANRC will develop reasonable and appropriate marketing strategies for the Product in the Territory and will promote actively the features and benefits of the Product in the Territory. To this end, the ANRC will produce labeling, package inserts, patient instructions, promotional materials, plans for distribution and other related materials as reviewed by the Parties (collectively the "Marketing Materials"). The ANRC shall submit Marketing Materials to VITEX for its review before such Marketing Materials are used by the ANRC. The ANRC agrees to budget and spend at least ********************* ************ in cumulative expenses during calendar years 1998 and 1999 which include expenses for all direct marketing, direct selling, promotional, educational, advertising and similar activities previously reviewed by VITEX (collectively "Marketing Expenses"). These Marketing Expenses are designed to exclusively benefit the Product or Subsequent Generation Product(s) produced by or for VITEX based on VITEX's Proprietary Rights and the budget for Marketing Expenses will be determined and mutually agreed upon by the Parties in advance.
Schedule 3.3 represents the ANRC's initial Marketing Expenses Proposal. Some allocation for direct sales force selling time expense, not to exceed **** **************************** over the years 1998 and 1999, will be part of the
ANRC budget for Marketing Expenses.

     3.4.  International Materials.
           -----------------------

           (a)  Availability.  In exercising the Distribution Rights, the ANRC
                ------------
shall establish and follow appropriate and reasonable standards and procedures regarding the promotion, distribution, marketing and sale of the Product as required by applicable Governmental Authorities, and in accordance therewith the ANRC shall make all informational materials required by Governmental Authorities, including but not limited to patient instructions and package inserts (collectively "Informational Materials"), available to each physician, customer or other user to whom a Unit of Product is distributed or delivered. The ANRC shall not exercise its Distribution Rights with respect to any Unit of Product without including appropriate portions of the Informational Materials applicable to the Product. The ANRC shall submit any Informational Materials to VITEX for its review and approval before any such Informational Materials are used by the ANRC.

           (b)  Changes.  The ANRC shall make changes in any Informational
                -------
Materials subject to VITEX's prior approval (i) immediately upon receipt or development of new information with respect to the Product or otherwise, to the extent necessary to keep the Informational Materials fully accurate at all times and (ii) as required by applicable Governmental Authorities.

     3.5.  Quality Assurance.  In exercising the Distribution Rights and its
           -----------------
obligations hereunder to form pools of Input and ship Input to and Product from VITEX's processing facility, the ANRC shall establish and maintain appropriate quality control review procedures in

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

accordance with the requirements of all Governmental Authorities and shall promote, market, distribute and sell the Product in the Territory in accordance with the requirements of all applicable Governmental Authorities, the highest standards of quality and medical ethics prevailing in the blood plasma industry, and in compliance in all material respects with all applicable laws and regulations. The ANRC shall immediately notify VITEX if the quality of any Unit of the Product does not meet mutually accepted quality levels as determined by the Parties from time to time and as reflected in the specifications in Schedule
1.27 or any finding by the FDA with respect thereto. The ANRC shall promptly notify VITEX if the quality of any human blood plasma used to create Input does not meet the specifications for the Input or a finding by the FDA of which the ANRC becomes aware with respect to such human blood plasma used to create the Input or with respect to the formation of pools or shipping or storage of Input or the Product which is the responsibility of the ANRC hereunder. From time to time, and upon reasonable notice to the ANRC of no less ten ( 10) days, VITEX shall have the right to audit the ANRC's compliance with the requirements of the FDA with respect to this Agreement. In the event of a finding by VITEX that the ANRC is not in compliance, VITEX shall provide notice of its findings to the ANRC. In response to such notice, the ANRC shall respond to VITEX regarding such notice and shall include in such response steps (if any) which the ANRC will undertake to address such findings. The ANRC agrees to take all reasonable and appropriate steps to insure compliance with the requirements of the FDA, relevant to SOPs and specifications set forth in Schedule 1.14.

     3.6.  Minimum Purchase Requirements.
           -----------------------------

           (a) The ANRC agrees that it shall be subject to certain minimum purchase requirements (the "Minimum Purchase Requirements") with respect to its purchase of the Product from VITEX during the Term of this Agreement. The Minimum Purchase Requirements for the Territory shall be ******************** ****************** Units of the Product during Period One and ***************** ******************* Units of Product during Period Two and for each Subsequent Period thereafter. The ANRC agrees to provide sufficient Input on a timely basis to VITEX to meet VITEX's production schedule for fulfilling these Purchase Orders. These minimum purchase commitments will take the form of Purchase Orders that will be issued as provided in Section 2.4. If the ANRC fails to undertake these minimum purchase commitments in the form of Purchase Orders timely delivered to VITEX as provided herein and pay for the same or fails to supply the necessary amount of Input which after processing will provide the requisite amount of the Product on a timely basis all as provided in this Agreement, then VITEX shall have the right in its sole and absolute discretion to ( 1 ) terminate this Agreement if VITEX determines in its reasonable judgment that the ANRC has not exercised its reasonable best efforts to achieve significant market penetration and/or the ANRC is not using its reasonable best efforts to perform its marketing duties and distribution objectives hereunder or Input delivery responsibilities hereunder or **************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
**********************************************

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

           (b) In the event that in any Subsequent Period VITEX shall have capacity in excess of that needed to meet the Minimum Purchase Requirements, VITEX shall have the right to notify the ANRC of this situation in writing and may request that the ANRC increase its Purchase Orders and delivery of Input and accept such increased supply of the Product. The ANRC shall have *************** ****************** from the date of such notice to provide VITEX with amended Purchase Orders reflecting the increased capacity and a commitment to provide Input. Should the ANRC not provide VITEX with such amended Purchase Orders and a commitment to provide Input in the requisite time, *****************************
********************************************************************************
********************************************************************************
****************************************************************************
**********************

     3.7.  Universal Availability and Resale Prices.
           ----------------------------------------

           (a)  ***************************************************************
*******************************************************************************
*******************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
**************************

           (b) In exercising its Distribution Rights in the Territory, the ANRC agrees as follows:

                    (i) The Product shall be made available to every hospital, blood center or other customer in the Territory on commercially reasonable terms;

                    (ii) In the event that availability of the Product is insufficient to meet the demand, supplying the Product to blood centers pursuant to preexisting contractual commitments shall take preference over supplying the Product to other blood centers, hospitals or customers outside of preexisting contractual commitments; and

                    (iii) In the event that it becomes necessary to allocate supply of the Product due to inadequate availability of the Input, the Product shall be supplied pro rata on the basis of preexisting contractual commitments without preference among blood centers, hospitals or other customers.

           (c) If the ANRC elects to terminate a contractual commitment to supply the Product to a blood center, the ANRC shall provide such blood center, with a written notice thereof at least ************** in advance of the ANRC's intent to terminate. Notwithstanding the foregoing, the ANRC may terminate such contractual commitment in the event of a material breach of the contractual commitment by the blood center, effective immediately upon written notice to the breaching party by the ANRC.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

     3.8.  Compliance with Law.  In exercising the Distribution Rights, the ANRC
           -------------------
agrees to comply with all laws and regulations applicable to the ANRC in the conduct of its activities hereunder or otherwise applicable to the ANRC's business.

     3.9.  Distribution.  In exercising the Distribution Rights, the ANRC shall:
           ------------

           (a) Develop A Market. Subject to the terms hereof, develop a market for the Product within the Territory. Such efforts shall include, without limitation, development of educational and training programs for blood centers, blood banks, hospitals and other health care providers and distribution of patient information packages.

           (b) Monitor Use. Monitor the distribution and dispensation of the Product in the Territory to ensure that such distribution and dispensation is accomplished in accordance with this Agreement.

     3.10. Information.  In exercising the Distribution Rights, the ANRC shall
           -----------
promptly form-NiITEX of any new development which relates to the Product of which the ANRC may become aware which may have any adverse affect on either Party's ability to perform its obligations hereunder or which concerns any serious health risk or unexpected reaction believed to be associated with or attributed to the use of the Product.

     3.11. Reimbursement.  The ANRC shall reimburse VITEX as provided in
           -------------
Section 4.2. The ANRC shall provide VITEX with replacement Input as promptly as possible if such Input is rejected by VITEX as provided in Section 4.2.


                                  SECTION 4.
                                  ---------

                             OBLIGATIONS OF VITEX

     4.1.  Agreement to Manufacture.  Subject to the conditions set forth in
           ------------------------
this Agreement, VITEX agrees to manufacture and process Input and deliver the Product required by the ANRC to exercise its Distribution Rights hereunder.

     4.2.  Quality Assurance.
           -----------------

           (a) Following receipt of each shipment of Input at VITEX's processing facility in Melville, Long Island, New York, VITEX shall inspect, or otherwise ascertain, the conformity of the Input with the requirements of the FDA, the relevant VITEX SOPs and the specifications set forth in Schedule 1.14. Prior to release for processing hereunder, each unit of Input shall be visually examined and verified against accompanying documentation (i.e. 100% inspected). VITEX shall have the right to reject any units which do not meet SOPs, FDA standards or the specifications of Schedule 1.14, or which are otherwise damaged, possibly contaminated, improperly packaged, labeled or stored, which are the subject of a lookback or which are not properly documented. VITEX must notify the ANRC of any such rejected units within ********************** of

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

VITEX's completion of inspection thereof. All rejected units are to be destroyed when VITEX is notified to do so by the ANRC, or if notification is not promptly received by VITEX, VITEX may hold the rejected units at the expense and risk of the ANRC for a period of thirty (30) days, after which VITEX may dispose of them in accordance with its SOPs. VITEX shall provide to the ANRC documentation of any destruction of such units. The costs of destruction and disposition of the rejected units will be for the account of the ANRC.

           (b) In the event (1) the ANRC notifies VITEX of any non-conformity or unsuitability if any unit of Input after the same has been accepted and pooled, or (2) VITEX notifies the ANRC of any non-conformity or unsuitability of a pool as provided in Section 4.2(a), and the pool is thereby deemed unsuitable,
********************************************************************************
**** VITEX shall cooperate with the ANRC in any reasonable efforts requested by the ANRC to correct the deficiencies including any retesting, reprocessing, or additional processing and testing of the unsuitable pool, such activity of VITEX shall be at the sole cost and expense of the ANRC. VITEX shall be responsible for the storage and handling of Input while in VITEX's processing facility in Melville, Long Island, New York, and for reimbursing the ANRC for pool testing conducted by the ANRC in accordance with procedures agreed to by both Parties hereto.

           (c) VITEX shall promptly notify the ANRC if the quality of the Product does not meet the specifications for the Product or a finding by the FDA of which VITEX becomes aware with respect to the Product or with respect to shipping or storage of the Input or the Product which is the responsibility of VITEX hereunder. From tirade to time and upon reasonable notice to VITEX of no less than ten (10) days, the ANRC shall have the right to audit VITEX's compliance in inspecting the Input, with the requirements of the FDA, the relevant VITEX SOPs, the specifications set forth in Schedule 1.14 and this Agreement. In the event of a finding by the ANRC that VITEX is not in compliance, the ANRC shall provide notice of its findings to VITEX. In response to such notice, VITEX shall respond to the ANRC regarding such notice and shall include in such response the steps (if any) which VITEX will undertake to address such findings. VITEX will promptly advise the ANRC of the finding of any inspection or examination by the FDA of VITEX's activities as it relates to this Agreement of which VITEX is aware. VITEX agrees to take all reasonable and appropriate steps to ensure compliance with the requirements of the FDA, relevant SOPs and specifications set forth in Schedule 1.27.

     4.3.  Visits.  From and after the date the ANRC commences purchasing of the
           ------
Product from VITEX, VITEX may at its sole discretion make representatives of VITEX available to the ANRC in the Territory for the purpose of aiding in introduction and penetration of the Product in the Territory.

     4.4.  Maintaining Registrations.  VITEX shall be responsible at its sole
           -------------------------
expense, for obtaining and maintaining any required Registrations in the Territory, including, but not limited to, all reporting and updating and the preparation and submission of all amendments and supplements thereto and other requirement of the applicable Governmental Authorities. All Registrations shall remain the sole and exclusive property of VITEX.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

     4.5.  Marketing Support.  VITEX agrees to make every reasonable effort to
           -----------------
respond to a request by the ANRC for specific marketing support with respect to the promotion of the features and benefits of the Product in the Territory. VITEX agrees to budget and spend two million dollars ($2,000,000) in cumulative Marketing Expenses during calendar years 1998 and 1999. Schedule 4.5 represents VITEX's initial Marketing Expenses proposal in this regard.

     4.6.  Right of First Refusal.  VITEX hereby agrees to provide the ANRC with
           ----------------------
a right of first refusal ("ROFR") for exclusive distribution rights in the Territory for the Subsequent Generation Product(s). Pursuant to this ROFR, if the Subsequent Generation Product(s) become available during the Term, the Parties agree to negotiate in good faith the terms and conditions of the distribution rights with respect to such Subsequent Generation Product(s). This ROFR shall not be available to the ANRC if VITEX has the right to terminate this Agreement because of a material breach by the ANRC of this Agreement or otherwise as provided in Section 7.2(a) and the period to cure such breach has expired. A Subsequent Generation Product shall be deemed to become available for this purpose no later than the receipt of a Registration from the FDA with respect to such Subsequent Generation Product. Should the Parties not be able to reach a mutually binding contract within a ninety (90) day period from the date VITEX advises the ANRC of the prospective availability of the Subsequent Generation Product(s), then VITEX shall have the right to negotiate with any other Person for the distribution rights in the Territory for the Subsequent Generation Product(s); Prior to entering into the initial contract with a third party with respect to the distribution rights in the Territory for a Subsequent Generation Product, VITEX shall disclose to the ANRC the key terms of any such alternative proposal. The ANRC shall have thirty (30) days therefrom to enter into a binding contract with VITEX on terms and conditions matching in all material respects the key terms the alternative proposal. VITEX will be required to accept the ANRC proposal. If the ANRC does not enter into a binding contract with VITEX within such thirty (30) day period, VITEX may for a period of ninety
(90) days be free to enter into a binding agreement with respect to the alternative proposal. In the event VITEX enters into such a binding agreement with a third party, VITEX shall thereafter not be required to offer the ANRC a ROFR with respect to such Subsequent Generation Product.

                                  SECTION 5.

                               SALES PROCEDURES


     5.1.  Price.
           -----

           (a)  Base Price of Product.  The sales price of the Product to the
                ---------------------
ANRC shall be ************************ per Unit of the Product, (the "Base Price") plus a quarterly "royalty" of ****************************************
*********************************** per Unit of the Product (such ***** being the "Base Sale Price") times the number of Units of the Product sold in such quarter. Average selling price shall mean the selling price of a Unit of Product by the ANRC to an end user or a Person which is not an Affiliate of the ANRC. The Base Price and the Base Sale Price shall be adjusted by ******************* ************************ each year Commencing with the first anniversary of the date of commencement of Period One and on each

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

anniversary thereafter during the Term. The ANRC agrees to negotiate in good faith an additional adjustment to the Base Price and the Base Sale Price of up to ******************************************** commencing with the first anniversary of the date of commencement of Period One arid on each anniversary thereafter during the Term.

           (b)  Additional Payments by the ANRC.
                -------------------------------

                (i) In the event any additional labor, material or packaging, including relabeling is required in meeting the packaging specifications or any special delivery conditions of the ANRC (including, without limitation, any effort VITEX is requested to take relating to any Informational Materials), the ANRC will reimburse VITEX for VITEX's actual additional costs, provided (a) such costs have been approved in advance by the ANRC and (b) to the extent such additional costs arise from packaging materials, the ANRC shall have been given the opportunity to supply such materials directly to VITEX. In the event the ANRC orders Units of the Product which may entitle VITEX to such additional payments, and the ANRC fails to approve such additional payments, any ensuing dispute shall be resolved in accordance with the provisions of Section 8.2.

                (ii) Any and all taxes, including customs duties (other than income taxes) assessed to VITEX by federal, state, or local governments on sales of the Product to the ANRC shall be paid by the ANRC.

     5.2.  Ordering Procedures.  ***********************************************
           -------------------
****** after the Effective Date, the ANRC shall provide VITEX with sales forecasts in a form (rolling twelve months) agreed to by the Parties setting forth the expected number of Units which the ANRC reasonably expects to purchase from time to time. The Purchase Orders shall be placed by the ANRC and filled by VITEX in accordance with this Agreement and upon such other additional procedures and upon such other terms and, conditions as the Parties may agree from time to time.

     5.3.  Shipment Terms and Storage.  The ANRC shall be responsible for the
           --------------------------
collection and pooling of Input and for all shipment and delivery of pooled Input to VITEX's processing and manufacturing facility or other location designated by VITEX. VITEX agrees to reimburse the ANRC for reasonable costs incurred in pool formation by the ANRC of the Input and reasonable costs including insurance costs incurred in shipping the pooled Input to VITEX's processing and manufacturing facility or other location designated by VITEX and from VITEX s facility to the ANRC central facility for distribution of the Product in the Territory which central facility must be in the continental United States. All shipments of the Product shall be f.o.b. at VITEX's manufacturing facility or other place designated by VITEX from time to time. All storage costs of Input at VITEX's location and storage costs of the Product at VITEX's location prior to delivery to the ANRC shall be at the sole expense of VITEX; provided. however that all storage costs of the Product shall be at the sole expense of the ANRC, if the ANRC fails to take delivery of the Product substantially in accordance with the delivery schedule provided by VITEX to the ANRC.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

     5.4.  Payment Terms.  Payment shall be made by the ANRC for the Product
           -------------
promoted, marketed, distributed and sold by the ANRC and its Affiliates as follows. The ANRC will pay ****************************************************
********************************************************************************
*******************************************************************************
**********************************************************  The royalty set forth in Section 5.1 (a) shall be paid **************** after the close of each calendar quarter based on the average price per Unit that the ANRC receives for sales of the Product during such calendar quarter.

     5.5.  Unanticipated Cost Escalation.  The Base Price for the Product is
           -----------------------------
based in part on VITEX's estimate of its full scale production costs. VITEX is not aware of any imminent substantial increase in its manufacturing costs. Nevertheless, should VITEX's full scale production costs suffer unanticipated increases in the future (including but not limited to the regulatory imposition of new environmental or product testing costs), the ANRC will agree to negotiate in good faith an increase in the Base Price which reflects VITEX's increased full sale production costs.

     5.6.  *********************************************************************
           *********************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*************************************************** This price rebate will be adjusted pro rata as the Base Price is adjusted as provided in Section 5.1(a).

     5.7.  Marketing Committee.
           -------------------

     (a) Subject to Section 10.6, the activities of VITEX under Section 4.5 and of the ANRC under Section 3.3 shall be coordinated by a Marketing Committee consisting of the Vice President Marketing and Sales for VITEX, and a counterpart from the ANRC and whatever other members the Parties jointly determine. The Marketing Committee shall meet at least monthly for the first six
(6) months during calendar year 1998 and at least quarterly thereafter.

     (b) The ANRC shall use its best efforts in realizing the market goal of maximum market penetration in the Territory. Irrespective of the magnitude of the ANRC's purchases from

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

VITEX, if the VITEX senior representative on the Marketing Committee reasonably determines that the ANRC is not exercising its best efforts towards full market penetration, VITEX will have the right to request greater resources and/or programs to remedy the deficiencies. If the ANRC does not comply with this request, VITEX and the ANRC will negotiate in good faith to find some resolution to the situation. If the Parties cannot identify a mutually satisfactory resolution, VITEX may terminate this Agreement.

     (c) Each Party agrees to notify the Marketing Committee of consumer complaints regarding the Product. The Marketing Committee shall be responsible for formulating responses to such complaints.

     5.8.  Records and Reports.
           -------------------

           (a)  Sales Records.  The ANRC shall maintain, and cause its
                -------------
Affiliates to maintain, in accordance with GAAP, complete and accurate records of all sales of the Product.

           (b)  Reports.  Each Party agrees to provide the other Party with the
                -------
reports which are its responsibility as set forth in Schedule 5.8. Reports shall be produced on a prompt and timely basis.


                                  SECTION 6.
                                  ---------

                 ALLOCATION OF RISKS; DEFENSE OF PATENT RIGHTS


     6.1.  Indemnity.
           ---------

     (a)   Except as provided in Section 6.1 (b), the ANRC shall indemnify and hold harmless VITEX, its officers, directors, agents, employees and Affiliates (the "VITEX ("Indemnities") from any claim or suit~(based on any injury, illness, disease, allergy, allergic reaction, side effect, death or other adverse experience) and from all, losses and expenses, including without limitation reasonable attorney fees, costs and expenses the VITEX Indemnities may incur as a result of ******************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*********************** provided however, that upon learning of the filing of any such claim or suit, VITEX shall promptly notify the ANRC and permit the ANRC at the ANRC's cost, to handle and control 8 such claim or suit and shall cooperate in the defense thereof

     (b) Except as provided in Section 6.1 (a), VITEX shall indemnify and hold harmless the ANRC, its officers, directors, agents, employees and Affiliates (the "ANRC Indemnities") from any claim or suit (based on any injury, illness, disease, allergy, allergic reaction, side effect, death or other adverse experience) and from all losses and expenses, including without limitation reasonable attorney fees, costs and expenses the ANRC Indemnities

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

may incur as a result of ******************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
******************** provided however, that upon learning of the filing of any such claim or suit, the ANRC shall promptly notify VITEX and permit VTTEX; at VITEX's cost, to handle and control such claim or suit and shall cooperate in the defense thereof.

     6.2.  Exclusion of Warranty.
           ---------------------

     (a) VITEX MAKES NO Representation OR WARRANTIES WHATSOEVER AS TO THE PRODUCT OR ITS DESIGN, VALUE, EFFICACY OR FREEDOM FROM DEFECTS IN DESIGN OR MANUFACTURE OR OTHERWISE EXCEPT AS SPECIFICALLY PROVIDED HEREIN. ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND OTHERWISE ARE EXPRESSLY EXCLUDED.

     (b) The ANRC MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER AS TO THE INPUT OR ITS DESIGN, VALUE, EFFICACY OR FREEDOM FROM DEFECTS IN DESIGN OR MANUFACTURE OR OTHERWISE EXCEPT AS SPECIFICALLY PROVIDED HEREIN. ALL WARRANTIES OF MERCHANTABILITY. FITNESS FOR A PARTICULAR PURPOSE AND OTHERWISE ARE EXPRESSLY EXCLUDED.

     6.3.  Insurance or Equivalent.  Each Party shall maintain, at its sole
           -----------------------
expense, at all times, during the term of this Agreement The insurance coverage set forth in Schedule 6.3, with respect to its activities relating to the Product in the Territory. Such insurance coverage shall be maintained in an amount not less than the amount required by this Agreement and with carriers with an A.M. Best rating of not less than A. Such insurance policy shall be written as primary policy coverage and not contributing with or in excess of any insurance which the other Party shall carry with respect to the obligations of each Party under this Agreement. Each insurance policy shall provide that at least thirty (30) days' prior written notice of cancellation of, or material change which reduces the terns, amounts and conditions below that which are required herein, shall be given to the other Party. Each Party shall furnish certificates of insurance to the other on or before the date the Distribution Rights are initially granted hereunder thereafter upon request by the other Party. VITEX shall supply evidence of its property insurance on an ACORD "Evidence Property Insurance" Form 27. In the event each Party shall cease selling the Product as a result of the termination of the Distribution Rights or otherwise, VITEX may satisfy its obligations under this Section 6.3 by purchasing discontinued product liability insurance for such period as the ANRC may reasonably approve and providing coverage comparable to the ANRC's general liability insurance in effect at that time. During the Term of this Agreement, each Party shall have the right to obtain certificates of insurance from the other Party that insurance coverage is maintained by the other Party. From time to time but at least annually, upon request from the other Party, each Party shah provide to the other Party notice of insurance coverage maintained by it to satisfy its obligations under this Section 6.3.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

     6.4.  No Warranty Against Infringement.  Neither VITEX nor the ANRC makes
           --------------------------------
any representation or warranty to the other that the Product will not infringe the patents, trademarks, trade names, or other intellectual property rights in the Territory of any other Person. VITEX is not aware, on the Effective Date, of any claim of such infringement by any other Person.

     6.5.  No Consequential Damages.  NOTWITHSTANDING ANYTHING HEREIN TO THE
           ------------------------
CONTRARY, UNDER NO CIRCUMSTANCES SHALL VITEX OR THE ANRC BE LIABLE TO EACH OTHER OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST GOODWILL OR LOST PROFITS.

     6.6.  Recalls and Returns.  Liability and risk associated with returns and
           -------------------
recalls of the Product shall be allocated as follows. **************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
************************************************************* The ANRC will bear the out-of-pocket costs of ************************************************. The
ANRC will be required to pay VITEX s full processing costs (but not any profit) for the Faulty Plasma lot(s), to pay the logistical and other direct costs of the recall procedure and to supply VITEX with sufficient Input to produce and manufacture replacement Units. *************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
************************************************************************* which constituted such Input Loss plus interest at the applicable federal rate if such payment is not made by VITEX within six months after the date it is due. Payments referred to in the immediately preceding sentence shall be due 30 days after the occurrence of the event giving rise to the payment. In addition, VITEX will bear the out-of-pocket costs of a Faulty Processing case. To the extent that the actual yield of the Product from Input falls below the *************** ***** minimum target yield, ***************************************************
********************************************** In the case of a Faulty
Processing or an Input Loss, **************************************************
********************************************************************************
********************************************************************************
*************************************************************** In all other instances of recalls or Product returns that do not fall into one of the three prior categories. The Marketing Committee will review the matter. If the Marketing Committee cannot reach a mutually satisfactory resolution, VITEX and the ANRC will negotiate in good faith to find some resolution to the situation. If the two Parties hereto cannot identify a mutually satisfactory resolution, the matter will be submitted to arbitration pursuant to Section 8.2. In no event shall either Party be liable to the other for special, incidental or consequential damages, punitive damages, lost profits and other losses.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

     6.7.  Patent Enforcement.
           ------------------

     (a) The ANRC shall promptly provide written notification to VITEX, in the event the ANRC becomes aware of any third party infringement or possible infringement of the Patent Rights. Upon receipt of such notice and subject to VITEX's rights under the Exclusive License Agreement (#3) For Virally Inactivated Transfusion Plasma Products between VITEX and the New York Blood Center, Inc., VITEX shall have the right, but not the obligation, to take appropriate legal action in connection therewith. In the event that VITEX elects to take such action, the conduct of the action shall be entirely directed by VITEX, and VITEX shall pay all costs and expenses associated therewith and retain all recoveries of any such action. However, in the event that VITEX elects not to take such action, then VITEX shall elect to grant in writing to the ANRC the right to sue in its own name at its own expense and for its own benefit, any such infringement under the Patent Rights. In such event, VITEX agrees that it will cooperate with the ANRC. Further, if the ANRC prevails in such action, the ANRC shall retain any recoveries up to and including an amount equal to the ANRC's reasonable costs and expenses incurred in bringing the action. Any recoveries in excess of such amounts shall be divided equally between VITEX and the ANRC.

     (b) The ANRC agrees to report to VITEX, promptly and in written detail. Each claim of patent infringement of which the ANRC becomes aware based solely on ANRC' s exercise of the Distribution Rights. In the event of litigation against the ANRC on account of any such claim, and upon the ANRC's providing notice of same to VITEX, within ten (10) days after service thereof upon the ANRC, VITEX shall undertake the defense of any such litigation at its own cost and expense. Alternatively, at VITEX's option, VITEX may permit the ANRC to defend, and in such event, the ANRC shall have the right to reimburse itself fully from up to ******************* of each future payment to VITEX becoming due hereunder, following the filing of each such suit, for all its expenses arising out of, or in connection with, the defense of such suit. In either event, each Party shall cooperate with the other, including providing witnesses, documents or other evidence in its possession relating to the defense of such litigation. In the event that VITEX, having undertaken the defense of such suit, discovers that the claim against the ANRC is not based solely upon the ANRC's exercise of the rights granted herein, then to the extent such claim is based on actions taken by the ANRC outside of the scope of the Distribution Rights hereunder, the ANRC shall reimburse VITEX for VITEX's costs and expenses to such extent, as well as any amounts paid in settlement or to satisfy judgments to such extent.


                                  SECTION 7.
                                  ---------

                         TERM, TERMINATION AND RENEWAL


     7.1.  Term.  Unless sooner terminated by a Party hereto, this
           ----
Agreement shall remain in effect for four (4) years and nine (9) months from the commencement of Period One (the

"Term"). The expiration or termination of this Agreement or any part hereof shall not release the ANRC or VITEX from any liability which at the time of expiration or termination has already accrued, or which thereafter may accrue.

     7.2.  Termination Prior to Term.
           -------------------------

           (a)  By VITEX.  Subject to the right of the ANRC to have any dispute
                --------
hereunder resolved in accordance with the provisions of Section 8.2, this Agreement may be terminated immediately by VITEX whenever any of the following events occur:

                (i) the ANRC's failure to pay all sums due VITEX hereunder as and when due, which failure is not cured within fifteen ( 15) days after receipt of notice that such payment has not been paid when due;

                (ii)   the ANRC s failure to maintain insurance as required by
Section 6.3, which failure is not cured within fifteen (15) days after receipt of notice from VITEX that the ANRC is in breach of its obligations under this Agreement to maintain insurance;

                (iii) any other material breach of this Agreement or a Purchase Order by the ANRC not cured within ninety (90) days after receipt written of notice thereof from VITEX;

                (iv) a court of competent jurisdiction enters a decree or order of relief (1) with respect to the ANRC in any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or similar law or (2) appointing a receiver, liquidator, assignee, trustee or similar official of the ANRC or any substantial part of its assets, and such decree or order is consented to by the ANRC or continues unstayed and in effect for a period of sixty (60) days:

                (v) the ANRC files a voluntary petition or acquiesces in or fails to contest an involuntary petition, or an involuntary petition is filed against the ANRC and is not dismissed within sixty (60) days, in any case or proceeding under any bankruptcy, insolvency or similar law;

                (vi) the ANRC makes a general assignment for the benefit of creditors;

                (vii)  the ANRC is dissolved or liquidated;

                (viii) the ANRC is prevented from performing its obligations hereunder by any law, governmental or other action (other than laws of general application) and has not resumed such performance, in compliance with all applicable laws, within one hundred twenty (120) days following the date as of which performance was prevented;

                (ix) the ANRC fails to provide VITEX with Input as required in this Agreement;

                (x) the ANRC fails to timely deliver to VITEX a Purchase Order as provided in this Agreement;

                (xi)   VITEX exercises its rights under Section 3.6(a) or
Section 5.7; or

                (xii) in the event the conditions for termination arise as provided in Section 10.7.

     If any of these events should occur, then and in addition to the other rights and remedies which VITEX may have at law or in equity, VITEX may, at its option, upon written notice to the ANRC and subject to the rights of the ANRC under the provisions of Section 8.2: ( 1 ) immediately terminate this Agreement and all Distribution Rights hereunder in their entirety; or (2) convert any rights granted herein with respect to the Product and/or any country or territory within the Territory to non-exclusive rights and in which event the ROFR rights of the ANRC will terminate. In the event VITEX converts the rights pursuant to items (2) above, VITEX reserves the right at any time thereafter to terminate this Agreement or the Distribution Rights in their entirety. Any action by VITEX shall be effective as of the date specified in the notice.

           (b)  By the ANRC.  Subject to the right of VITEX to have any dispute
                -----------
hereunder resolved in accordance with the provisions of Section 8.2, this Agreement may be terminated by the ANRC whenever any of the following events occur:

                (i) any material breach of this Agreement by VITEX not cured within ninety (90) days after written receipt of notice thereof from the ANRC;

                (ii)   VITEX's failure to maintain insurance as required by
Section 6.3, which failure is not cured within fifteen ( 15) days after receipt of notice from the ANRC that VITEX is in breach of its obligations under this Agreement to maintain insurance;

                (iii) a court of competent jurisdiction enters a decree or order of relief (1) with respect to VITEX in any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or similar law or (2) appointing a receiver, liquidator, assignee, trustee or similar official of VITEX or any substantial part of its assets, and such decree or order is consented to by VITEX or continues unstayed and in effect for a period of sixty (60) days;

                (iv) VITEX files a voluntary petition or acquiesces in or fails to contest an involuntary petition, or an involuntary petition is filed against VITEX and is not dismissed within sixty (60) days, in any case or proceeding under any bankruptcy, insolvency or similar law;

                (v) VITEX makes a general assignment for the benefit of creditors;

                (vi)   VITEX is dissolved or liquidated;

                (vii) VITEX is prevented from performing its obligations hereunder by any law, governmental or other action (other than laws of general application) and has not resumed such performance, in compliance with all applicable laws, within one hundred twenty (120) days following the date as of which performance was prevented; or

                (viii) in the event the conditions for termination arise as provided in Section 10.7.

     If any of these events should occur, then and in addition to the other rights and remedies which the AMRC may have at law or in equity, the ANRC may, subject to the rights of VITEX under the provisions of Section 8.2, immediately terminate this Agreement by written notice, which shall set forth the event or events of default that have occurred. The termination shall be effective as of the date specified in the notice.

     7.3.  Obligations Upon Termination or Expiration.  Upon termination or
           ------------------------------------------
expiration of this Agreement the mutual rights and obligations of the Parties shall forthwith terminate to the extent of such termination; provided that no such expiration or termination shall terminate or otherwise affect (i) the Parties' respective obligations under Section 6.9, Section 8.2, and Section 9.4, as applicable, (ii) any right or obligation accruing hereunder prior to such expiration or termination, or accruing thereafter in respect of any event occurring prior thereto and (iii) unless VITEX shall notify the ANRC of its objection to further sale of the Product, the ANRC shall have the right to dispose of its existing inventory of the Product (including the Product ordered priority termination but delivered after termination) in the ordinary course of business during the six (6) month period following the date of termination. After such termination or expiration, (a) VITEX shall not be required to accept any new Purchase Orders from the ANRC or fulfill Purchase Orders that have not been delivered as of the date of termination and (b) except as expressly set forth above, the ANRC shall immediately discontinue selling, marketing and distributing the Product. In the event of any termination pursuant to Section 7.2(a) above, the ANRC shall immediately (a) assign and transfer to VITEX any and all rights the ANRC may have with respect to any Registrations relating to the Product to the extent permissible under applicable law and (b) make available, transfer and assign to VITEX any other information available to the ANRC with respect to any Registrations and the Product. In the event of any termination pursuant to Section 7.2(b) above VITEX shall provide the ANRC with such assistance as may be reasonably requested by the ANRC in order to enable the ANRC to arrange for an alternative processing source for the Product, provided, however such alternative processing source must enter into a license agreement with VITEX in form and substance reasonably satisfactory to VITEX for the utilization of Patent Rights to process Input to manufacture the Product. Upon termination or expiration of this Agreement, except as provided in Section 6.6(4), VITEX shall return all unprocessed Input to the ANRC and complete the processing of all pooled Input to the extent reasonably possible.

     7.4.  Termination By the ANRC.  The ANRC may terminate this Agreement
           -----------------------
without liability if within thirty days after the Effective Date, (i) the ANRC receives a written opinion of its legal counsel addressed to the ANRC that the Product cannot be manufactured, used or sold in the Territory based upon the valid, United States patent rights of persons other than VITEX and the NYBC and
(ii) the ANRC notifies VITEX of such termination and its receipt of such opinion and the ANRC provides a copy of such opinion to VITEX.

                                  SECTION 8.
                                  ---------

                        INTERPRETATION AND ENFORCEMENT
                        ------------------------------

     8.1.  Rules of Interpretation.
           -----------------------

           (a)  Waiver.  The waiver by either Party hereto of a breach or
                ------
default in any of the provisions of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or other provisions; nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power, or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other Party.

           (b)  Headings.  The headings of the articles and sections of this
                --------
Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof

           (c)  Separability. If any provision of this Agreement is found by any
                ------------
panel of arbitrators referred to in Section 8.2 below or by any court of competent jurisdiction to be invalid or unenforceable, the invalidity of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect.

     8.2.  Resolution of Disputes.  Any dispute arising out of or relating to
           ----------------------
any provision of this Agreement or to the Parties' performance of any of their respective obligations hereunder, whether or not any such dispute involves a cause of action or claim for relief within the jurisdiction of a court of law or equity, shall be resolved in the following manner: such dispute shall be set forth in writing by representatives of both VITEX and the ANRC and shall promptly be presented to the duly appointed representatives of VITEX and the ANRC. Such duly appointed representatives shall forthwith negotiate in good faith in order to resolve such dispute as soon as possible. If, within ten (10) days after the submission of any such dispute to them, such representatives are unable to work out a mutually agreeable solution, or to agree to continue such good faith negotiations for an additional period of time, such dispute shall be settled by arbitration before a panel of three (3) arbitrators chosen by such representatives within ten (10) days after they determine that they cannot resolve any dispute by their good faith negotiations. If such representatives cannot agree upon the selection of the arbitrators, the arbitrators shall be selected according to the Rules of the American Arbitration Association as at the time in effect. Such arbitration shall take place in New York City, New York in accordance with such Rules. Any decision of the arbitrators shall be final and binding upon the Parties, and the Parties expressly agree to abide by any equitable relief granted in such arbitration. The Parties shall bear the costs, including attorneys' fees, in connection with any such arbitration in accordance with the arbitrators determination thereof. Judgment upon any award of the arbitrators may be entered in any court of competent jurisdiction. Except in cases of purported fraud, no Party to the arbitration shall have any right to bring any action to challenge any such arbitration award hereunder, nor shall it be permitted to oppose any petition to confirm such an award hereunder. Notwithstanding the foregoing, either Party hereto may seek equitable relief in a court of competent jurisdiction.

     8.3.  Governing Law.  This Agreement is made and executed in the State of
           -------------
New York and shall be governed by the laws of the State of New York in all respects, without regard to principles of conflicts of law, including matters of validity, construction, performance and remedy.

                                  SECTION 9.
                                  ---------

                              PARTIES' RELATIONS

     9.1.  No Assignment.  This Agreement shall not be assignable by either
           -------------
party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may, without the consent of the other Party, assign this Agreement to a transferee or successor in interest of all or substantially all of the business to which this Agreement relates, whereupon this Agreement shall bind and inure to the benefit of any such transferee, successor or assignee; provided however that any such transferee, successor or assignee shall expressly assume in writing the performance of all of the terms and conditions of this Agreement to be performed by it.

     9.2.  Distributors and Agents.  The ANRC may, with the prior written
           -----------------------
approval of VITEX, which approval shall not be unreasonably withheld, appoint as distributors or agents entities which are not FDA licensed blood centers for the sale, distribution and promotion of the Product in the Territory or any part thereof, provided that the appointment thereof shall not relieve the ANRC of any of its responsibilities hereunder.

     9.3.  Relationship Between Parties.  The ANRC and VITEX agree that in
           ----------------------------
all matters relating to this.Agreement they are and shall be acting as independent contractors and shall bear all of their expenses in connection with this Agreement. Neither the ANRC nor VITEX is, and shall not hold itself out as, an agent, partner or joint venturer of the other. Neither the ANRC nor VITEX shall have any authority to assume or create any obligation, express or implied, on behalf of the other. Neither the ANRC nor VITEX shall make quotations or write letters in the name of the other but in every instance shall use its own name.

     9.4.  Confidential Information.
           ------------------------

           (a)  Disclosure to Third Parties.  During the term of this Agreement
                ---------------------------
and after termination of this Agreement for any reason neither Party shall, nor shall it permit its respective directors, trustees, officers, employees, independent contractors, consultants, agents, or Affiliates to use or disclose to any third party, except as may be required by the FDA or other Governmental Authorities, any proprietary information received from or related to the other Party hereto, including, without limitation, any information relating to the Proprietary Rights and the Product or otherwise relating to any technology, know-how, trade secrets, designs, methods, customer information, practices, ideas, discoveries, processes and other information relating to the business of the other Party (all information set forth above referred to collectively as the "Confidential Information") except as permitted in writing by 'the other party, and except as specifically permitted hereunder. Each party-shall be permitted to disclose to any of its directors, trustees, officers, employees, independent contractors, consultants and agents with a need to know, such portion of such Confidential Information as is necessary to permit such party to exercise any right or perform any obligation hereunder, provided that each such party acknowledges-and agrees to be bound by the terms of this Section.

           (b)  Exceptions.  Confidential Information shall not include
                ----------
information which (i) was at the time of disclosure generally known to the public through no fault of the receiving party of the Confidential Information,
(ii) subsequently becomes generally known to the public other than by breach of this Agreement, (iii) the receiving party, by documentary evidence can demonstrate was known to or in the possession of the receiving party prior to disclosure by the disclosing party, or (iv) the receiving party, by documentary evidence, can demonstrate became known to the receiving party subsequent to disclosure by the disclosing party through a third party having no obligation of confidentiality to the disclosing party.

           (c)  Disclosure of Confidential Information.  If either Party hereto
                --------------------------------------
becomes legally compelled to disclose any Confidential Information of the other Party, that Party will. promptly notify the other Party so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If a protective order or other remedy is not obtained, or if the other Party waives compliance with the provisions of this Agreement, the disclosing Party or such other person shall furnish only that portion of the Confidential Information which such Party is legally required to disclose and such Party will not oppose any action by the other Party to obtain other reliable assurance that confidential treatment will be accorded such Confidential Information.

           (d)  Further Action.  Each of the Parties shall take such further
                --------------
action as shall be reasonably requested by the other Party to ensure the safeguarding and confidentiality of the other Party's Confidential Information.

           (e)  Limitation.  The ANRC recognizes that VITEX may wish to sell
                ----------
securities which may be registered under the Securities Act of 1933, as amended or in one or more private placements. The foregoing provisions of this Section shall not restrain VITEX from making disclosures which its counsel recommends pursuant to such Act, the Securities Exchange Act of 1934, as amended or to a purchaser in a private placement.

           (f) The provisions of this Section shall survive termination, cancellation or expiration of this Agreement and of the First Collaboration Agreement, as amended and restated.

     9.5.  Publicity.  The Parties agree not to issue any press release or
           ---------
other public statement disclosing the existence of or relating to the terms and conditions of this Agreement without the prior written consent of the other Party. Notwithstanding, neither Party shall be prevented from complying with any duty of disclosure it may have pursuant to law or from making such disclosures as counsel recommends in connection with potential or actual legal disputes with third parties.

     9.6.  Use of Tradenames and Trademarks.  The Parties agree not to use
           --------------------------------
directly or indirectly the other Party's tradenames or trademarks in connection with promotions, advertising or sales activity without the prior written consent of the other Party. All material in connection with such activities which is submitted by one Party to the other Party for its consent shall be in compliance with the consenting Party's written specifications for the use of its tradenames or trademarks. Any consent granted under this Section shall not excuse any failure to comply with such specifications. If a Party determines that the other Party's use of its tradenames and trademarks is not in compliance with such Party's written specifications, then that Party shall be entitled to request that the other Party refrain from using such tradenames or trademarks within three (3) days from the receipt of written notice of such request. Notwithstanding any consent previously given, a Party may revoke its consent as to specific uses of its tradenames or trademarks provided however that such revocation shall not take effect until the supply of such material in existence before such revocation has been exhausted.


                                  SECTION 10.
                                  ----------

                                 MISCELLANEOUS


     10.1.  Entire Agreement.  This Agreement and the Schedules hereto,
            ----------------
which are an integral part hereof, embody the entire understanding between the Parties with respect to the subject matter hereof. The Parties agree that no representations have been made or relied upon, except as specifically stated in this Agreement. Notwithstanding the foregoing, this Agreement shall not supersede the Amended and Restated Collaboration Agreement among the ANRC, VITEX and the New York Blood Center, Inc. dated the date hereof.

     10.2.  Modifications.  This Agreement may be modified only by a writing
            -------------
signed by both Parties.

     10.3.  Notices.  Unless otherwise specifically provided, all notices,
            -------
demands, or requests required or permitted by this Agreement shall be in writing and may be delivered personally or by facsimile transmission, or may be sent by mail, addressed to the addresses set forth below or such other addresses that the Parties may designate in writing pursuant to this Section 10.3. Any notice delivered personally or by facsimile transmission shall be deemed received on the date thereof, and any notice given by mail shall be deemed received on the third business days after the postmarked date thereof. Nothing contained herein shall justify or excuse failure to give oral notice for the purpose of informing the other Party thereof when prompt notification is appropriate, but such oral notice shall not satisfy the requirement of written notice.

If to VITEX:     V.I. Technologies, Inc.
                 155 Duryea Road
                 Melville, New York 11747
                 Attention: President
                 Facsimile: (516)752-8754
with a copy to:

                 Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                 One Riverfront Plaza
                 Newark, New Jersey 07102
                 Attention: Frank E. Lawatsch, Jr.
                 Facsimile: (973) 639-6249

If to the ANRC:  American National Red Cross
                 1616 Fort Myer Drive, 17th Floor
                 Rosslyn, Virginia 22209-3100
                 Attention: Chris Lamb
                 Facsimile: (703)312-8742

with a copy to:

                 Office of General Counsel
                 1616 Fort Meyer Drive, 18th Floor
                 Rosslyn, Virginia 22209-3100
                 Facsimile: (7D3) 312-5728


     10.4.  No Third-Party Benefits.  Nothing in this Agreement shall be
            -----------------------
construed to confer upon any Person not a Party hereto any right, remedy or claim hereunder.

     10.5.  Modification of First Collaboration Agreement.  To the extent the
            ----------------------------------------------
provisions in this Agreement are inconsistent with the provisions of the First Collaboration Agreement, the provisions of this Agreement shall govern.

     10.6.  Tax Exempt Status of the ANRC.  Notwithstanding any other provision
            -----------------------------
in this Agreement, the ANRC shall not be required to engage in any activity that would jeopardize the charitable tax exempt status of the ANRC nor shall the ANRC or VITEX be required to engage in any activity that presents a reasonable likelihood of the imposition of intermediate sanctions under the Internal Revenue Code of 1986, as amended, on VITEX, the ANRC or managers of the ANRC.

     10.7.  Severability.  In the event implementation of any of the provisions
            ------------
of this Agreement present a material risk of loss of the ANRC's tax exempt status or the imposition of intermediate sanctions under the Internal revenue Code of 1986, as amended, or if any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction ("Invalid Provision"), the Parties shall promptly negotiate in good faith a lawful, valid enforceable provision that is similar in terms to such Invalid Provision as may be possible while giving effect to the future benefits and burdens accruing to the Parties hereunder, and which removes the risk, if any, of loss of the ANRC's tax exempt status and the imposition of intermediate sanctions under the Internal Revenue Code of 1986, as amended. The remaining provisions of this Agreement shall remain binding on the Parties hereto. In the event that the Parties cannot agree on a provision to replace an Invalid Provision, at the ANRC's election, the Parties shall attempt to renegotiate their relationship in good faith under commercially reasonable terms, or this Agreement shall terminate under either Section 7.2(a)(xii) or Section 7.2(b)(viii) of this Agreement. The ANRC does not believe on the date hereof that any provisions of this Agreement are an Invalid Provision.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the 15th day of December, 1997.

                                         V.I. TECHNOLOGIES, INC.



                                         By: /s/ John R. Barr
                                            ----------------------------
                                              Name:  John R. Barr
                                              Title: President


                                         AMERICAN NATIONAL RED CROSS



                                         By:____________________________
                                              Name:
                                              Title:

                                   SCHEDULES


Schedule 1.14 -    Specifications of the Input
Schedule 1.15 -    Know-How
Schedule 1.22 -    Patent Rights
Schedule 1.27 -    Specifications of the Product
Schedule 1.29 -    Form of Purchase Order
Schedule 2.2  -    Production Schedule
Schedule 3.11 -    Testing
Schedule 3.3  -    ANRC Marketing Expenses Proposal
Schedule 4.5  -    VITEX Marketing Expenses Proposal
Schedule 5.8  -    Records and Reports
Schedule 6.3  -    Insurance Coverage

                                 SCHEDULE 1.14

                          SPECIFICATIONS OF THE INPUT
                          ---------------------------

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

                                                                    Page 1 of 12

                       PLASMA FOR SOLVENT/DETERGENT (sp)
                       ---------------------------------
                       PLASMA PROCESSING SPECIFICATIONS
                       --------------------------------
                            (the "SPECIFICATIONS")
                            ----------------------

1.0   OBJECTIVE

      To establish a program for the acceptance of plasma by V.I. Technologies, Inc. ("VITEX") for use in SD Plasma processing.

2.0   DEFINITIONS

      2.1. Plasma for SD Plasma Processing (the "PSDP") - The fluid portion of whole blood (Human) collected in the U.S. by FDA-licensed blood centers from volunteer, non-remunerated donors and containing no additives other than FDA approved anti-coagulant. The plasma must have been drawn from adult humans who are in good physical condition to give blood, in so far as can be determined by personal history and physical examination on the date of collection.

            In order for plasma to be acceptable for use in the production of SD Plasma it needs to meet the requirements for Recovered Plasma (Frozen) or Source Plasma from plateletpheresis or plasmapheresis as well as the additional requirements outlined in these SPECIFICATIONS. The plasma shall be separated from red cells and frozen solid no longer than ******** after collection. (It is preferable for the plasma derived from a whole blood collection to be separated from both red cells and platelets, but this is not
                                             ---
            required.) The plasma shall be frozen flat and stored continuously at ************* or below. Once frozen, plasma may not be thawed.

            Plasma for SD Plasma Processing must be collected, prepared (processed), labeled and stored in accordance with these SPECIFICATIONS and in a manner fully consistent with plasma or any blood component intended for transfusion, e.g. FFP or Red Blood Cell Concentrate. PSDP needs to be labeled by ABO type. As such, PSDP must undergo a blood center's normal cGMP practices for unit release and labeling and ultimate release for distribution (i.e. release for transport by VITEX's authorized carrier to VITEX for SD Plasma Processing) as would be the case for any labeled blood component intended for transfusion.

            VITEX RETAINS THE RIGHT TO REJECT OR OTHERWISE NOT ACCEPT ANY UNITS OF PLASMA FOR SD PLASMA PROCESSING WHENEVER IT BELIEVES, IN ITS SOLE DISCRETION, THAT THE UNITS SUPPLIED ARE NOT IN FULL CONFORMANCE WITH THESE SPECIFICATIONS.

      2.2 Short Supply Agreement - An agreement between a plasma supplier and VITEX, signed by the respective Responsible Heads or by their designated individuals, in accordance with 21 CFR 601.22. By completing and signing the Short Supply Agreement, the plasma supplier certifies that it has received these SPECIFICATIONS and has read and understood them, and that the plasma supplier will abide by all terms and conditions as stated in these SPECIFICATIONS.

3.0.  PROCEDURE

      3.1. Within two weeks of the date of the Short Supply Agreement, and upon any reasonable request by VITEX thereafter while a Short Supply Agreement between the parties is in effect, the plasma supplier will provide VITEX with a copy of its current FDA Establishment License.

      3.2 The SPECIFICATIONS outlined herein are applicable to plasma used in the production of products in short supply, as defined in 21 CFR 601.22.

      3.3  The following regulations and other requirements apply specifically:

            3.3.1. 21 CFR 606.3 through 606.170 - Current good manufacturing practices for blood and blood components.

            3.3.2.  21 CFR 610.40 and 610.41 - Standards for Hepatitis testing.

            3.3.3. 21 CFR 610.45 - Human Immunodeficiency Virus (HIV-1/2) requirements and recommendations).

            3.3.4. 21 CFR 640.1 through 640.5 - Standards for collection and testing of whole blood.

            3.3.5. 21 CFR 640.16 and 21 CFR 640.24 - Preparation of plasma and platelets.

            3.3.6. 21 CFR 606.121 - Standards for labeling, including 21 CFR 606.121(c)(12) with respect to ABO labeling requirements.

            3.3.7. Plasma for SD Plasma Processing is to be collected only from volunteer, non-remunerated donors under the age of 59.5. Donor selection, blood collection and recordkeeping shall be performed according to FDA approved procedures (including the requirements of the December 11, 1996 guideline "Interim Recommendations for Deferral of Donors at Increased Risk for HIV-1 Group O Infection" and "Revised Precautionary Measures to Reduce the Possible Risk of Transmission of Creutzieldt-Jakob Disease (CJD) by Blood and Blood Products") and the procedures defined in the current edition of the AABB "Standards for Blood Banks and Transfusion Services".

                    Persons who have received treatment with extracts from human pituitary glands, such as growth hormone, gonadotropins or thyroid-stimulating hormone (thyrotropin), are not acceptable as donors. Persons having received dura mater grafts are not acceptable as donors.

                    Autologous donors are not acceptable. Plasma that has been irradiated is not acceptable.

                    The plasma pooled by VITEX must reflect the original antibody spectrum of the donor population. It should be neither enriched nor deprived of special antibodies, either by screening or by adsorption methods, except for antibodies against HIV, HCV and HTLV. Anti-HBc positive donations should not be removed. If for its own reasons a plasma supplier wishes to remove anti-HBc positive donations from its shipments, the supplier must inform VITEX of this in writing before the first shipment without anti-HBc positive units is to be shipped to VITEX.

                    Donor documentation (donor assessment, identification, test results) is to be kept for at least 10 years.

            3.3.8 All units of PSDP must be tested by an FDA approved method and found negative or non-reactive to the following tests:
                    HBsAg, RCV antibody, HIV-1/2 antibodies, HIV-1 antigen (HIV-
                    Ag) and Syphilis. (ALT testing is not required.)

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                                                    Page 4 of 12


            3.3.9 Donors of all units of PSDP collected as of February 15, 1998 must be tested, and found negative, for HTLV-II by an FDA licensed donor screening test.

            3.3.10 Positive antibody screen (red cell antibodies) units are to be excluded.

            3.3.11 Only single units in FDA-approved satellite bags of a closed multiple system are acceptable. Pooled plasma will not be accepted. The volume per unit must be at least 160 mL.

            3.3.12 The plasma supplier's manufacturing process must assure that plasma units are free of microbial or pyrogenic contamination, essentially free of red blood cells, and the hemoglobin content is not to exceed 100mg per 100mL.
                    Grossly lipemic units will not be accepted. Leaking, damaged or cracked bags are not to be shipped.

            3.3.13 Only plasma which has been collected and processed under the Establishment License number which has been defined in the mutually-agreed Short Supply Agreement may be delivered to VITEX.

                    Within two weeks of the date of the Short Supply Agreement, VITEX must be informed if the HBsAg, anti-HIV 1/2, anti-HCV, HIV-1 antigen or Syphilis antibody tests are not performed under the same Establishment License as the Establishment License for the collection and processing operations. In addition, in those cases where the testing defined in the preceding sentence is performed under a different Establishment License, the responsibilities between the plasma supplier (i.e. the blood collection center) and the testing laboratory must be provided in writing to VITEX.

            3.3.14 If FDA requires any additional screening tests or testing modifications, such testing shall be implemented as soon as required.

      3.4 Prior to freezing, PSDP is to be stored at room temperature (not refrigerated) whenever allowed under 21 CFR 640 regulations. Units must be frozen solid within ******** after collection.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission Pursuant to a request for confidential treatment.]

                                                                    Page 5 of 12


      3.5 If Fresh Frozen Plasma (FFP) originally prepared from whole blood is to be used as PSDP, then each unit must be relabeled as Recovered Plasma in accordance with Section 3.8 below.

      3.6 If FFP prepared by plateletpheresis or plasmapheresis is to be used as PSDP, then each unit must be relabeled as Source Plasma in accordance with Section 3.8 below. (A blood center will need to hold a Source Plasma license to ship such material for SD Plasma processing.)

      3.7 Prior to shipment to VITEX (or pick-up by its contract carrier), units of PSDP may be stored at ************************************
            *********************************************************

      3.8 The labeling on each unit shall comply with all applicable FDA requirements. The following information shall be displayed on the front of the plasma bag:

            3.8.1 Donor number: each plasma unit has to be labeled with a unique donor/donation number and labeled with the bar code corresponding to this number.

            3.8.2  Collection date or expiration date.

            3.8.3  Name, address, and Registration number of the blood center.

            3.8.4 The name "RECOVERED PLASMA" in a prominent position if the unit is prepared from whole blood or was prepared originally as FFP from whole blood. The name "SOURCE PLASMA" needs to appear in a prominent position if the unit originally was prepared as Fresh Frozen Plasma from platelpheresis or plasmapheresis.

            3.8.5 Statement of the volume of plasma and the type of anti-coagulant used.

            3.8.6 Statement to indicate that the plasma was frozen within ******** after collection.

            3.8.7  Recommended storage temperature, i.e., store at or below
                   ************.

            3.8.8 Statement that the plasma is non-reactive for HBsAg, HIV-Ag and negative for antibodies to HIV-1/2 and HCV by FDA approved tests.

            3.8.9  The statement:  "CAUTION:  FOR MANUFACTURING USE ONLY".

            3.8.10 The unit must indicate ABO type.  (Note:  Rh + or - may be included on the label, but is not required; either is acceptable for SD Plasma processing.)

            3.8.11 Any bar code symbology used on the label must comply with current approved FDA guidelines.

            3.8.12 Examples of product labels that conform to the requirements of this Section 3.8 are shown in FRAP0001G/4 and FRAP0001G/5, attached to these SPECIFICATIONS.

      3.9 The shipment of each ABO type represents a separate shipment for documentation purposes. Therefore, each shipment requires its own Summary Control Sheet (see 3.9.5 below) and Bill of Lading (see
            3.9.6 below). Each shipment of PSDP must be packaged, labeled and documented as outlined below:

            3.9.1 Only shipping cartons provided by VITEX may be used to ship PSDP to VITEX.

            3.9.2 All units of PSDP must be segregated by type (A, B, O, AB) into separate shipping cartons at the blood center. Each shipping carton will hold 20 units of PSDP processed from whole blood. The ABO type will need to be clearly marked on the shipping carton exterior (see 3.9.3 below). No mixing of ABO type will be allowed.

            3.9.3 Each shipping carton of plasma must be labeled with the approved label provided by VITEX. The label is to be placed in the space indicated on the shipping carton. The following information is to be entered onto the label (see FRAP0001G/6 for an example of a properly completed shipping carton label):

                3.9.3.1  The name and address of the plasma supplier.

                3.9.3.2  The Bill of Lading Number.

                3.9.3.3 The shipping carton number (e.g. Box 1 of 20) for the shipment.

                3.9.3.4 The ABO type is to be designated by circling the applicable type on the label.

            3.9.4 Each shipping carton of plasma must contain a Packing Slip which includes a list of all of the individual units in that shipping carton. Donor number and the date of collection or the expiration date are to be provided on the Packing Slip for each unit. The Packing Slip shall also include the date and initials of the responsible person, the total number of units and the total volume (in liters) of plasma in the shipping carton. (See FRAP0001G/7 for an example of a properly completed Packing Slip.)

            3.9.5 Each shipment (by ABO type) must be accompanied by a Summary Control Sheet referencing each Packing Slip in the shipment, and a copy of each Packing Slip is to be stapled to the Summary Control Sheet. The Summary Control Sheet must be enclosed in a sealed plastic bag and placed in a separate, clearly marked shipping carton. The Summary Control Sheet must include the name, generation (if applicable) and manufacturer of the screening tests listed on the Summary Control Sheet and a statement certifying that all units have been tested and found negative or non-reactive using FDA-approved tests for the following: HBsAg, HCV antibodies, HIV-1/2 antibodies, Syphilis antibodies, and HIV-1 antigen. The Summary Control Sheet is to be signed and dated by an appropriate responsible person. (The Summary Control Sheet for shipping PSDP to VITEX is shown as FRAP0001G/8.)

            3.9.6 Each shipment (by ABO type) must be accompanied by a properly completed Bill of Lading (BOL). The BOL will include (FRAP0001G/9 provides an example of a properly completed
                   BOL):

                3.9.6.1  The name and address of the processing establishment.

                3.9.6.2 A BOL number which will consist in part of a shipper number assigned by VITEX to each processing establishment shipping PSDP to VITEX and a sequential shipment number (assigned by the blood center).

                3.9.6.3  The date of shipment.

                3.9.6.4 The consignee (i.e. VITEX) and the consignee's address (i.e. c/o Caliber Logistics Healthcare, 525 Park East Boulevard, New Albany, IN 47150).

                3.9.6.5 the number of shipping cartons in the shipment and the description of contents (i.e. Plasma for SD Plasma Processing), the total number of units, the total weight in Kg and the total volume in liters.

                3.9.6.6  The shipper's signature.

            3.9.7 The processing establishment must retain a copy of the Bill of Lading, the Packing Slips, and the Summary Control Sheet for each shipment to facilitate any future tracking and recovery of a unit shipped to VITEX for SD Plasma processing.

      3.10 To optimize the packaging of plasma units, the following guidelines are provided:

            3.10.1 The bottom of the shipping carton provided by VITEX is to be taped closed.

            3.10.2  PACK ONLY ONE BLOOD TYPE PER SHIPPING CARTON.

            3.10.3  Remove all tags and strings from the plasma units.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                                                    Page 9 of 12


            3.10.4  Remove tubing segments.

            3.10.5 Stand each plasm unit on its side, alternating port direction, with labels facing in the same direction.

            3.10.6 If the shipping carton is not full, add filler material to protect the plasma units from breakage. NO SHIPPING CARTON WITH LESS THAN TEN (10) UNITS SHOULD BE SHIPPED TO VITEX.

            3.10.7 The Packing Slip for each shipping carton should be enclosed in a sealed plastic bag to protect it from leaks and then placed inside the shipping carton.

            3.10.8  Each shipping carton is to be sealed with tape.

      3.11 Ship cartons containing PSDP (or turn over to the VITEX designated carrier) at ************* or below.

      3.12  Notification and Recall - **************************************
            ******************************************************************
            ********************************************************************
            *****************************************************************
            ********************************************************************
            *******************************************************************
            ***********

            ******  ***********************************************************
                    ******************************************************
                    ************************************************************
                    *****************************************************
                    *******

            ******  ***********************************************************
                    ***********************************************************
                    **************************************************

                    ********  ***********************************************
                              **************************************************
                              ******************************************
                              **************************************************
                              ***********************************

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                                                   Page 10 of 12


                              ***********************************************
                              ***************************************

                    ********  ***********************************************
                              *****************************************
                              ***********

                    3.12.2.3 A recipient develops a post transfusion infection that can be traced back to the donor.


                    ********  ******************************************
                              ***********************************************
                              ************************************************
                              ******************

            3.12.3 All necessary information (See FRAP0001G11, "PLASMA NOTIFICATION" form) is to be provided to VITEX (Attention:
                    Quality Assurance Department) by fax at (516) 752-8768 and the original PLASMA NOTIFICATION form also mailed to:

                         Quality Assurance Department
                         V.I. Technologies, Inc. (VITEX)
                         155 Duryea Road
                         Melville, NY 11747

      3.13 Each blood center shall maintain a quality assurance system that provides confidence that all systems and elements that influence the quality and safety of the PSDP are as expected.

      3.14 Failure to comply with any of the aforementioned SPECIFICATIONS shall be sufficient cause for VITEX to reject any PSDP delivered to VITEX.

4.0   RESPONSIBILITIES

      4.1 Plasma Suppliers - It is the responsibility of each plasma supplier to ensure that the collection, preparation, testing, labeling and storage of all PSDP has been carried out according to all of these SPECIFICATIONS. A written recall procedure in conformance with current FDA requirements shall be in place. (See FRAP0001G/10 for Recall and Lookback Procedure Guidelines.)

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                                                                   Page 11 of 12


      4.2 Transportation Contractor - It is the responsibility of the Transportation Contractor to pick up and deliver the PSDP in acceptable condition to the proper storage location. Storage during transit must be shown to have been carried out at ******** or colder.

      4.3 VITEX Records Retention Department - It is the responsibility of Records Retention to maintain all records associated with shipments of PSDP.

      4.4 VITEX Quality Assurance Inspectors - It is the responsibility of the Quality Assurance Inspectors to follow the established Warehouse - Quality Assurance System.

5.0   ADDITIONAL INFORMATION

      5.1 VITEX reserves the right to conduct on-site visits, either by the VITEX Quality Assurance Department or by another qualified party designated by VITEX, of Plasma Supplier's operations under 21 CFR
            601.22. VITEX reserves the right to reject incoming shipments of Plasma for SD Plasma Processing that fail to meet these SPECIFICATIONS.

      5.2 Short Supply Agreement - Under FDA Establishment License number 386, VITEX is authorized under the Products in Short Supply regulations to further manufacture plasma collected at licensed whole blood collection centers. A signed Short Supply Agreement between the collection center and the manufacturer, VITEX, shall be available for inspection by FDA investigators.

      5.3 All Packing Slips pertinent to the PSDP units received will remain on file in the VITEX Records Retention Department.

6.0   DOCUMENTATION

      6.1   FRAP0001G/4 - Example of PSDP Label - Recovered Plasma (Frozen).

      6.2   FRAP0001G/5 - Example of PSDP Label - Source Plasma.

      6.3   FRAP0001G/6 - Example of PSDP Shipping Carton Label.

      6.4   FRAP0001G/7 - Example of PSDP Packing Slip.

      6.5   FRAP0001G/8 - PSDP Summary Control Sheet.

      6.6   FRAP0001G/9 - Example of PSDP Bill of Lading.

      6.7   FRAP0001G/10 - Recall and Lookback Guidelines.

      6.8   FRAP0001G/11 - PLASMA NOTIFICATION Form.

      6.9   FRAP0010/1 - Short Supply Agreement (Fractionation)

      6.10  FRAP0010/2 - Short Supply Agreement (SD Plasma)


                                      **


      If there are any questions with respect to these SPECIFICATIONS, please contact VITEX, Quality Assurance
      Department, by phone:  (516) 752-7314 ext. 126 or 127
             by fax:  (516) 752-8768

              [Example of PSDP Label - Recovered Plasma (Frozen)]

      RECALL AND LOOKBACK PROCEDURE GUIDELINES FOR BLOOD CENTERS  The plasma
      ----------------------------------------------------------
supplier providing Plasma for SD Plasma Processing to VITEX shall have in place a written recall procedure that will include the following:

1. Distribution procedures that will document the production, labeling and shipment of each plasma unit so that the disposition of the unit can be readily determined to facilitate its recall, if necessary. Information on the date of collection, date of shipment, bill of lading number, and carton, number shall be accessible, and whether the plasma is recovered, from plasmapheresis, or from plateletpheresis.

2. The possible reasons to initiate a recall, e.g. donor reconsideration, incomplete donor history, testing deficiencies, viral marker reactivity, positive confirmatory tests, etc. If the unit is considered unacceptable for transfusion for any reason, VITEX should be notified within seventy-two (72) hours of such a determination, giving the specific reason as well as all test results.

3.    Procedures for the delegation of the authority to initiate a recall.

4. Lookbacks - instructions should indicate that any FDA-recommended lookback be performed.

5. CJD - (Creutzfaldt - Jakob Disease) - the conditions under which unit is to be recalled for CJD of the donor or a relative, in accordance with current FDA guidelines.

6.    For any recall:

            . To expedite retrieval of a plasma unit, please fax all necessary information to VITEX at Fax number (516) 752-8768. The attached PLASMA NOTIFICATION form (FRAP0001G/11) provides an example of the information to be provided to VITEX and the appropriate fax and phone numbers.

            .   Also, mail the original to:
                         Quality Assurance Department
                         V.I. Technologies, Inc. (VITEX)
                         155 Duryea Road
                         Melville New York 11747

7. The unit being recalled will be destroyed by VITEX (if it is still available); written notification will be sent confirming that the unit has been destroyed.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


                        VITEX PSDP SUMMARY CONTROL SHEET
                      AND LETTER OF TESTING CERTIFICATION

--------------------------------------------------------------------------------
Blood Center Name:
                  -------------------------------------------------------
Address:
        -----------------------------------------------------------------
City, State, Zip:
                 --------------------------------------------------------
FDA License Number:
                   ------------------------------------------------------
Phone:
      -------------------------------------------------------------------
Fax:
    ---------------------------------------------------------------------
--------------------------------------------------------------------------------

TO:   QA Department                      Phone # (516) 752-7314 ext. 126 or 127
      V.I. Technologies, Inc. (VITEX)    Fax # (516) 752-8768
      155 Duryea Road
      Melville, NY  11747

Please be advised that we are shipping one of the following:
_____Recovered Plasma (Frozen, within **** hours).
     ABO Type - A  B  AB  O  (circle one)
_____Source Plasma.
     ABO Type - A  B  AB  O  (circle one)

Bill of Lading Number:
                      -----------------------
Number of Boxes:
                -----------------------------

The shipment contains ___________ plasma units.

The shipment contains _____________ liters of plasma.

All donations are from bleed date _________ to bleed date ___________.

All units have been stored at ************** for ___________ days.

and ______________at ***************

--------------------------------------------------------------------------------
**************      *****************       **********       ************
--------------------------------------------------------------------------------
*****
--------------------------------------------------------------------------------
****************
--------------------------------------------------------------------------------
*************
--------------------------------------------------------------------------------
********
--------------------------------------------------------------------------------
*************
--------------------------------------------------------------------------------


***************************************************************************
**********************************************************


----------------------------------------------------------------
Signature of Responsible Head or Designee        Date

                              PLASMA NOTIFICATION

DATE:_________________________

TO:                                FROM:
Quality Assurance Department       Blood Center Name:
V.I. Technologies, Inc. (VITEX)                      ---------------------
155 Duryea Road                    Address:
Melville, New York  11747                  -------------------------------
(P) 516-752-7314 x 126 or 127      City, State, Zip:
(F) 516-752-8768                                    ----------------------
                                   FDA License Number:
                                                      --------------------
                                   Name:
                                        ----------------------------------
                                   Signature:
                                             -----------------------------
                                   Phone:
                                         ---------------------------------
                                   Fax:
                                       -----------------------------------

Our records indicate that we have shipped the following plasma unit(s) to your facility and have subsequently initiated a recall or lookback. Please destroy the unit if it has not been further manufactured.

            -----------------------------------------------------------
               Unit Number    BOL # To      Date      Box     Type of
                               VITEX       Shipped   Number    Plasma
            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

            -----------------------------------------------------------

Reason for notification:

Medical History Deferral/Self Exclusion

This unit has been tested and found non-reactive/negative by FDA recommended viral marker test procedures. Reason for request to destroy plasma unit:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    [Example of PSDP Label - Source Plasma]

                   [Example of PSDP Shipping Carton - Label]

                          EXAMPLE OF PSDP PACKING SLIP
                          ----------------------------



Shipment Information:
--------------------

Ship Date:                                Shipment Number:

Shipped to:                               Shipping Region:
--------------------------------------------------------------------------------
Carton Information:
------------------

Carton/Control Number:                    Units in Carton:

Product Type:  Frozen Recovered Plasma    Net Weight:        Kg
-------------------------------------------------------------------------------

   Unit Number  Coll. Date   Unit Number   Coll. Date  Unit Number    Coll. Date

 1. 011 017 73    01/20/97   2. 011 017472   01/20/97  3.  011FN57196  01/20/97
 4. 011 596 53    01/20/97   5. 011 596061   01/20/97  6.  011FF37544  01/20/97
 7. 011FZ34 36    01/20/97   8. 011FC54829   01/20/97  9.  011LX21421  01/20/97
10. 011FZ12 29    01/21/97  11. 011 596040   01/20/97  12. 011FC34836  01/20/98
13. 011FF37 45    01/20/97  14. 011 596050   01/20/97  15. 011FF37842  01/20/97
14. 011 596 57    01/20/97  17. 011 596052   01/20/97  18. 011FC3 824  01/20/97
19. 011FC34132    01/20/97  20. 011 596959   01/20/97




-------------------------------------------------------------------------------

Carton packed by                              Date:
                  ---------------------------
Verified by                                   Date:
                  ---------------------------

--------------------------------------------------------------------------------

                        [Example of PSDP Bill of Lading]

                                 SCHEDULE 1.15

                                   KNOW-HOW
                                   --------

                                 SCHEDULE 1.15

                                   Know-How
                                   --------



     The use of solvent-detergent technology has become widespread in the preparation of blood derivatives to inactivate lipid-enveloped viruses. Because viruses which lack lipid envelopes and/or are heat-resistant (e.g. hepatitis A
(HAV) or parvo virus (B19)) may be present the use of two methods of virus elimination that operates by different mechanisms has been advocated. The virucidal treatment of plasma or other protein solutions by ultraviolet radiation and quenchers (UVC) has as its basis the higher absorption of light energies between 250 and 260 nm by nucleic acid as compared with protein, and orders of magnitude larger target presented by nucleic acids. The technology will enhance existing techniques in the use of UVC irradiation by improving compatibility with labile proteins through the addition of quenchers of reactive oxygen species (ROS). Adoption of UVC irradiation has been limited in the past because of the low recovery of coagulation factors when the fluence was increased to levels required for complete viral inactivation. Current experimental data indicates that greater than 10/5/ infectious doses of HAV or porcine parvo virus could be eliminated at 0.1 J/cm/2/ without significant loss of valuable coagulation factors. Later experiments have shown that a wide range of viruses can be inactivated by UVC. The addition of NYBC's UVC treatment to existing processes used in the manufacture of blood components and derivatives and other therapeutic proteins will provide a substantial added margin of safety, especially for non-enveloped viruses.

        UVC irradiation requires a specialized piece of equipment - the irradiator. To deal with the large volumes of material to be irradiated, a device capable of handling biological fluids in a continuous flow manner was developed. The current device allows for accurate exposure of the sample with UVC light without over or underexposure. This capability is achieved by irradiating a thin film of liquid that flows down the inside surface of a rapidly rotating cylinder set at a desired angle. In the interior of the cylinder are positioned several UV lamps. Since the solution is maintained as a thin film throughout transit, it is irradiated uniformly. The device was designed to be placed in-line in a pharmaceutical manufacturing setting and to be run for extended periods. In order to treat larger quantities of material, multiple units can be run in parallel and the material repooled following treatment.

        The device has a complete array of sensors and fail-safes to continuously monitor operating parameters, e.g. cylinder rotation speed, light intensity, fluid flow rates, power, and temperature. The system is computer operated and is intended to meet government regulations. The KNOW-HOW also includes clinical data, toxicology data, the results of neoimunogen studies, etc., and such other general information contained in the laboratory notebooks and reports of Dr. B. Horowitz and of the scientific staff reporting to him.

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


                                 SCHEDULE 1.22

                                 PATENT RIGHTS
                                 -------------

      ************************************************************************
*****************************************************************************
*****************************************************************************
*****************************************************************************
*****************************************************************************
*******************************[3 pages omitted]*************************
*****************************************************************************
*****************************************************************************
*****************************************************************************
*************************************************************

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


                                 SCHEDULE 1.27

                         SPECIFICATIONS OF THE PRODUCT
                         -----------------------------


      ************************************************************************
*****************************************************************************
*****************************************************************************
*****************************************************************************
*****************************************************************************
*******************************[2 pages omitted]*************************
*****************************************************************************
*****************************************************************************
*****************************************************************************
*************************************************************

                                 SCHEDULE 1.29

                            FORM OF PURCHASE ORDER
                            ----------------------

                           [Form of Purchase Order]

                                 SCHEDULE 2.2

                              PRODUCTION SCHEDULE
                              -------------------

     Date:     October 15, 1997

     To:       DonM
               Gary
               Jim
               Joanne
               John

     Re:       Rick

     From:     DonH

     Subject:  Red Cross Ramp Plan


     Delisa English of the Red Cross requested an updated production ramp plan today. Attached please find two rampup plans, one that assumes no FDA lot release hold and one that assumes an FDA lot release hold. The logic on the attachments has been reviewed with DonM in advance of sending it to the Red Cross.

     Joanne, let's use these numbers in our updated financial plan.

                                 CONFIDENTIAL


     SENT VIA FAX
     703-312-8746

     Date:     October 15, 1997

     To:       Delisa English
               American Red Cross

     From:     Donald Hawthorne
               Vitex

     Subject:  Production Ramp Schedule


     Attached please find two updated production ramp schedules. The assumptions page highlights the major assumptions.

     The only difference between the two production ramp schedules is the requirement for an FDA lot release. We have been told recently, on an informal basis, that the FDA will not require a formal lot release procedure from the agency. However, we have enclosed two schedules since the outcome is not yet a certainty. The assumptions are largely similar to an earlier model shared with the Red Cross.

     The "Incoming Liters" column represents the Vitex plasma requirements from the Red Cross.

     Please call me at 516-752-7314, extension 212 if you have any questions. Best regards.



                                         /s/ Don

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


                                  CONFIDENTIAL

                       Major Production Ramp Assumptions
                       ---------------------------------

The FDA ELA letter is received in the **********************

The Red Cross is the exclusive distributor of the Vitex product.

The Red Cross will begin providing plasma on a regular basis to Vitex during the week of ***********

The initial production new hire headcount will begin work between **************

Vitex will begin producing *********** at the start of ******** with the following exceptions:

     The FDA inspection, originally assumed for ************, now appears to be a ******** event. As a result, ********** can be produced the week of the inspection.

     ********** can be produced during the week of *************

The FDA inspection outcome is satisfactory.

*********** will be produced in the ******************************

The next group of production new hire head count will begin work on ************ These people will be trained during the weeks of ********* and ********* (i.e., the weeks of *********** ************, during which time no lots will be produced.

FDA license is issued at year end *****

The ramp schedule will begin at *****************************************
increasing at the rate specified on the attachment.

One ramp schedule attachment assumes the normal ****** Vitex lot release period plus a ****** FDA lot release period. A second ramp schedule attachment assumes the normal ****** Vitex lot release with no FDA lot release requirement. The FDA has told Vitex informally that the latter scenario is more likely.

Goods are released to the Red Cross once approximately ************ are produced and released by Vitex and/or the FDA. This begins the initial *************** during which time Vitex will produce at least **************

*** production yield.  **** units per pool at *** ml/unit.  ***************
*************************

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


                              Production Schedule


                        Number   Incoming  Saleable    Units    Cumulative
  Week      Week of    of Fills   Liters     Units    Released   Released
--------------------------------------------------------------------------------
            03-Nov-97    ****    ********  ********
            10-Nov-97    ****    ********  ********
            17-Nov-97    ****    ********  ********   ********
            24-Nov-97    ****    ********  ********   ********
            01-Dec-97    ****    ********  ********   ********
            08-Dec-97    ****    ********  ********   ********
            15-Dec-97    ****    ********  ********   ********
Training    22-Dec-97    ****    ********  ********   ********
Training    29-Dec-97    ****    ********  ********   ********
            05-Jan-98    ****    ********  ********   ********
            12-Jan-98    ****    ********  ********   ********
            19-Jan-98    ****    ********  ********   ********
            26-Jan-98    ****    ********  ********   ********
       1    02-Feb-98    ****    ********  ********   ********   ********
       2    09-Feb-98    ****    ********  ********   ********   ********
       3    16-Feb-98    ****    ********  ********   ********   ********
       4    23-Feb-98    ****    ********  ********   ********   ********
       5    02-Mar-98    ****    ********  ********   ********   ********
       6    09-Mar-98    ****    ********  ********   ********   ********
       7    16-Mar-98    ****    ********  ********   ********   ********
       8    23-Mar-98    ****    ********  ********   ********   ********
       9    30-Mar-98    ****    ********  ********   ********   ********
      10    06-Apr-98    ****    ********  ********   ********   ********
      11    13-Apr-98    ****    ********  ********   ********   ********
      12    20-Apr-98    ****    ********  ********   ********   ********
      13    27-Apr-98    ****    ********  ********   ********   ********
      14    04-May-98    ****    ********  ********   ********   ********
      15    11-May-98    ****    ********  ********   ********   ********
      16    18-May-98    ****    ********  ********   ********   ********
      17    25-May-98    ****    ********  ********   ********   ********
      18    01-Jun-98    ****    ********  ********   ********   ********
      19    08-Jun-98    ****    ********  ********   ********   ********
      20    15-Jun-98    ****    ********  ********   ********   ********
      21    22-Jun-98    ****    ********  ********   ********   ********
      22    29-Jun-98    ****    ********  ********   ********   ********
      23    06-Jul-98    ****    ********  ********   ********   ********
      24    13-Jul-98    ****    ********  ********   ********   ********
      25    20-Jul-98    ****    ********  ********   ********   ********
      26    27-Jul-98    ****    ********  ********   ********   ********
      27    03-Aug-98    ****    ********  ********   ********   ********

10/15/97                          *******                          1 of 2

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


                              Production Schedule

      28    10-Aug-98    ****    ********  ********  ********   ********
      29    17-Aug-98    ****    ********  ********  ********   ********
      30    24-Aug-98    ****    ********  ********  ********   ********
      31    31-Aug-98    ****    ********  ********  ********   ********
      32    07-Aug-98    ****    ********  ********  ********   ********
      33    14-Sep-98    ****    ********  ********  ********   ********
      34    21-Sep-98    ****    ********  ********  ********   ********
      35    25-Sep-98    ****    ********  ********  ********   ********
      36    05-Oct-98    ****    ********  ********  ********   ********
      37    12-Oct-98    ****    ********  ********  ********   ********
      38    19-Oct-98    ****    ********  ********  ********   ********
      39    26-Oct-98    ****    ********  ********  ********   ********

Assumption: ******** for VITEX QA release

10/15/97                          ********                       2 of 2

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


                              Production Schedule


  Week      Week of     Number   Incoming  Saleable   Units    Cumulative
                       of Fills   Liters    Units    Released  Released


            03-Nov-97    ****    ********  ********
            10-Nov-97    ****    ********  ********
            17-Nov-97    ****    ********  ********
            24-Nov-97    ****    ********  ********
            01-Dec-97    ****    ********  ********
            08-Dec-97    ****    ********  ********
            15-Dec-97    ****    ********  ********
Training    22-Dec-97    ****    ********  ********
Training    29-Dec-97    ****    ********  ********  ********
            05-Jan-98    ****    ********  ********  ********
            12-Jan-98    ****    ********  ********  ********
            19-Jan-98    ****    ********  ********  ********
            26-Jan-98    ****    ********  ********  ********
            02-Feb-98    ****    ********  ********  ********
            09-Feb-98    ****    ********  ********  ********
            16-Feb-98    ****    ********  ********  ********
            23-Feb-98    ****    ********  ********  ********
            02-Mar-98    ****    ********  ********  ********
            09-Mar-98    ****    ********  ********  ********
       1    16-Mar-98    ****    ********  ********  ********    ********
       2    23-Mar-98    ****    ********  ********  ********    ********
       3    30-Mar-98    ****    ********  ********  ********    ********
       4    06-Apr-98    ****    ********  ********  ********    ********
       5    13-Apr-98    ****    ********  ********  ********    ********
       6    20-Apr-98    ****    ********  ********  ********    ********
       7    27-Apr-98    ****    ********  ********  ********    ********
       8    04-May-98    ****    ********  ********  ********    ********
       9    11-May-98    ****    ********  ********  ********    ********
      10    18-May-98    ****    ********  ********  ********    ********
      11    25-May-98    ****    ********  ********  ********    ********
      12    01-Jun-98    ****    ********  ********  ********    ********
      13    08-Jun-98    ****    ********  ********  ********    ********
      14    15-Jun-98    ****    ********  ********  ********    ********
      15    22-Jun-98    ****    ********  ********  ********    ********
      16    29-Jun-98    ****    ********  ********  ********    ********
      17    06-Jul-98    ****    ********  ********  ********    ********
      18    13-Jul-98    ****    ********  ********  ********    ********
      19    20-Jul-98    ****    ********  ********  ********    ********

10/15/97               ********          ********                 1 of 2

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]

                              Production Schedule

      20    27-Jul-98      ****  ********  ********  ********   ********
      21    03-Aug-98      ****  ********  ********  ********   ********
      22    10-Aug-98      ****  ********  ********  ********   ********
      23    17-Aug-98      ****  ********  ********  ********   ********
      24    24-Aug-98      ****  ********  ********  ********   ********
      25    31-Aug-98      ****  ********  ********  ********   ********
      26    07-Aug-98      ****  ********  ********  ********   ********
      27    14-Sep-98      ****  ********  ********  ********   ********
      28    21-Sep-98      ****  ********  ********  ********   ********
      29    25-Sep-98      ****  ********  ********  ********   ********
      30    05-Oct-98      ****  ********  ********  ********   ********
      31    12-Oct-98      ****  ********  ********  ********   ********
      32    19-Oct-98      ****  ********  ********  ********   ********
      33    26-Oct-98      ****  ********  ********  ********   ********
      34    02-Nov-98      ****  ********  ********  ********   ********
      35    09-Nov-98      ****  ********  ********  ********   ********
      36    16-Nov-98      ****  ********  ********  ********   ********
      37    23-Nov-98      ****  ********  ********  ********   ********
      38    30-Nov-98      ****  ********  ********  ********   ********
      39    07-Dec-98      ****  ********  ********  ********   ********

Assumption: ******** for VITEX QA release and ********


10/15/97                  ********          ********                2 of 2

                                 SCHEDULE 3.11

                                    TESTING
                                    -------

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


                              M E M O R A N D U M


                                   V I T E X
                                   ---------


TO        Joanne Leonard

FROM:     Roger Kelley

DATE:     October 29, 1997

RE:       ARC Testing of SD Plasma

--------------------------------------------------------------------------------

As per your request of 10/28: the testing we would like the ARC labs (preferably the National Testing Laboratory in Philadelphia) to perform on each lot of SD Plasma is for ****************************************************************

We would probably send the samples once a week by overnight express ***** ************************************************** Testing should be completed by ARC within **** calendar days of receipt, with the results to be faxed to Vitex on or before the ****. The hard copy of the results should also be mailed out by the ****. Fax results to the attention of Dr. Roger Kelley at 515-752-8754. Note: the contract should also reserve the right for Vitex to conduct periodic GMI compliance audits of the testing laboratory (FDA requires this).

If necessary, we could send the samples out more frequently than once per week but this would needlessly increase our shipping costs without any concomitant decrease in release time.

Please let me know if you have any additional questions or need any additional information.


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                                  SCHEDULE 3.3

                        ANRC MARKETING EXPENSES PROPOSAL
                        --------------------------------

["****" indicates material omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.]


                                  SCHEDULE 3.3

                        ANRC MARKETING EXPENSES PROPOSAL
                        --------------------------------


     The ANRC agrees to contribute and budget expenses for direct marketing, direct selling, promotional, educational, advertising and similar activities, as follows and subject to conditions outlined below:

                         ******** months) - **********
                       ********** months) - **********


Conditions
----------

     VITEX continues to meet minimum supply requirements.

     The ANRC budget will not include fixed overhead (e.g. fixed personnel expenses) travel and entertainment expends (except as part of a project or event specific targeted to a customer audience), marketing research, or advertising agency retainer fees.

     All moneys spent for the express marketing of the Product.

     VITEX contributions not allocable to the ANRC direct sales force selling time expense.

     Up to ********** of the ANRC contribution to marketing may be allocated to sales force expense.

                                      95
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                                  SCHEDULE 4.5

                       VITEX MARKETING EXPENSES PROPOSAL
                       ---------------------------------

                                      96
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["****" indicates material omitted and filed separately with the Securities and
Exchange Commission pursuant to a request for confidential treatment.]


                                  SCHEDULE 4.5

                       VITEX MARKETING EXPENSES PROPOSAL
                       ---------------------------------

VITEX agrees to contribute to and budget for direct marketing expenses for the Product as follows and subject to the conditions outlined below:

                         **** months ****= **********

                        **** months ****= **********


Conditions:
----------

     The ANRC continues to meet minimum purchase requirements

     VITEX budget will not include fixed overheads (e.g. personnel expenses), travel and entertainment expenses (except as part of a project or event expense for agreed upon target audience), market research, or advertising agency retainer fees.

     All monies spent for the express benefit of the Product Proprietary Technology.

     VITEX contributions not allocable to ANRC direct sales force selling time expense.

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                                  SCHEDULE 5.8

                              RECORDS AND REPORTS
                              -------------------

                                      98
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                                  SCHEDULE 5.8

                              RECORDS AND REPORTS
                              -------------------



     The Reports should discriminate sales (dollars and unit of the Product and Input) as well as marketing activities directed at customers within a region or locality by customer class (blood center, hospital and/or other customer).


     a) Sales: Nationally, be region, by account, by month and quarter, dollars and units

     b) Sales activity reporting: Nationally, by region, by account, by customer type/class, by quarter, by representative, including provision for monitoring targeted special activities, e.g. teleconferences, speakers, training, etc.

     c) Database of contracts pending or entered into, by relevant terms: cost/price, volume, plasma re-purchases ("buy side"), by customer type and class, i.e. blood center, hospital, blood bank, end-user, intermediaries (BCA), etc.

                                      99
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                                  SCHEDULE 6.3

                               INSURANCE COVERAGE
                               ------------------

                                      100
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["****" indicates material omitted and filed separately with the Securities and
Exchange Commission pursuant to a request for confidential treatment.]


                                  SCHEDULE 6.3

                               INSURANCE COVERAGE
                               ------------------



     Each Party shall maintain at all times during this Agreement the following insurance policies at its sole cost and expense:

     (a) (1) Commercial General Liability Insurance in an amount of at least ********* naming the other Party an additional insured as its interests may appear;

          (2) an auto liability policy with at least ********** in coverage, and;

          (3) Workers' Compensation coverage covering each Party's own employees with statutory limits for each jurisdiction where the work required under this Agreement is performed (including monopolistic states if any work is to be performed in one or more of them) and an employers' liability policy with at least the following limits:
          ********** per accident, ********** per disease, and ********** per disease (each employee).

     (b) (1) VITEX further agrees to maintain full replacement value "All Risk" property insurance on all property and equipment of VITEX used under this Agreement, and said property insurance shall insure at all times all the Product and VITEX agrees to waive any right of subrogation for loss or damage to any VITEX property at, on, or in VITEX's facilities or in transit. VITEX agrees to obtain, if required in such property insurance, a waiver of subrogation in favor of the ANRC. Said property insurance shall include Business Interruption and Extra Expense coverage for such losses arising from loss or damage to the

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["****" indicates material omitted and filed separately with the Securities and
Exchange Commission pursuant to a request for confidential treatment.]


          aforementioned VITEX property without expectation of contribution from any such insurance the ANRC may maintain.

          (2) VITEX further agrees to maintain Product Liability Insurance in an amount not less than ********** specifically insuring claims arising from the development, manufacture and use of the Product and the performance by VITEX of its services to the ANRC, as defined in this Agreement and related material, including, but not limited to, coverage for all expenses, including attorney's fees, incurred in the investigation, negotiation, arbitration, and defense of any suit or claim for damages including lost earnings of the ANRC. Said Product Liability Insurance shall not exclude claims of a professional nature arising from VITEX's development of the viral inactivation process.

     (c) (1) The ANRC further agrees to maintain Professional Liability Insurance (including medical malpractice) in an amount not less than ********** specifically insuring claims arising from performance by the ANRC of its services to VITEX as defined in this Agreement and related material, including, but not limited to, coverage for all expenses, including attorney's fees, incurred in the investigation, negotiation, arbitration, and defense of any suit or claim for damages including lost earnings of VITEX.

                                      102